UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

RAYONIER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corporate Headquarters

April 5, 2010

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Thursday, May 20, 2010, at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida, at 4:00 p.m. local time. In the following Notice of Annual Meeting and Proxy Statement we describe the matters you will be asked to vote on at the Annual Meeting.

Once again we are pleased to utilize the Securities and Exchange Commission rules allowing us to furnish our proxy materials to you over the Internet. We believe this allows us to provide the information you need in a more timely, efficient and cost effective manner.

As always, your vote is very important. I urge you to vote on the Internet, by telephone or by mail in order to be certain your shares are represented at the meeting, even if you plan to attend.

Sincerely yours,

LEE M. THOMAS

Chairman, President and Chief Executive Officer

Rayonier Inc.        •        50 North Laura Street        •        Jacksonville, FL 32202

Telephone (904) 357-9100        •        Fax (904) 357-9101

Corporate Headquarters

April 5, 2010

NOTICE OF 2010 ANNUAL MEETING

Notice is hereby given that the 2010 Annual Meeting of the Shareholders of Rayonier Inc., a North Carolina corporation, will be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 20, 2010 at 4:00 p.m. local time, for the purposes of:

1)	electing four directors named herein: three as Class I directors to terms expiring in 2013 and one as a Class II director to a term expiring in 2011;

2)	approving an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized common shares from 120 million to 240 million shares;

3)	approving certain amendments to the Rayonier Incentive Stock Plan;

4)	ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010; and

5)	acting upon such other matters as may properly come before the meeting.

All Rayonier shareholders of record at the close of business on March 22, 2010 are entitled to vote at the meeting.

We urge you to vote your shares over the Internet, by telephone or through the mail at your earliest convenience.

W. EDWIN FRAZIER, III

Senior Vice President, Chief Administrative Officer and Corporate Secretary

Rayonier Inc.        •        50 North Laura Street        •        Jacksonville, FL 32202

Telephone (904) 357-9100        •        Fax (904) 357-9101

PROXY STATEMENT

Annual Meeting of Rayonier Shareholders

Thursday, May 20, 2010

The 2010 Annual Meeting of Shareholders of Rayonier Inc. will be held on May 20, 2010, for the purposes set forth in the accompanying Notice of 2010 Annual Meeting. This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment of the meeting. We will refer to your company in this Proxy Statement as “we”, “us”, the “Company” or “Rayonier”.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Distribution And Electronic Availability Of Proxy Materials

This year we are once again utilizing the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to shareholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (“Internet Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice tells you how to access and review the Proxy Statement and our 2009 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including financial statements, as well as how to submit your proxy over the Internet. If you received the Internet Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting these materials included in the Internet Notice. The Internet Notice, these proxy solicitation materials and our Annual Report were first made available on the Internet and mailed to certain shareholders on or about April 5, 2010.

The 2010 Notice of Annual Meeting and Proxy Statement and our 2009 Annual Report are available at www.ProxyVote.com.

QUESTIONS AND ANSWERS

Q:	WHAT AM I VOTING ON?

A:	You are being asked by the Company to vote on four matters: (1) the election of four directors: C. David Brown, II, John E. Bush, Paul G. Kirk, Jr. and Lee M. Thomas (more information on each nominee is included beginning on page 7); (2) approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized common shares from 120 million to 240 million shares (see page 48); (3) approval of certain amendments to the Rayonier Incentive Stock Plan (beginning on page 49); and (4) ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 (see page 54). The Board of Directors recommends that you vote “FOR” each of the proposals.

Q:	WHO IS ENTITLED TO VOTE?

A:	The record holder of each of the 80,026,512 shares of Rayonier common stock (“Common Shares”) outstanding at the close of business on March 22, 2010 is entitled to one vote for each share owned.

Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:	As allowed under SEC rules, we are providing access to our proxy materials and Annual Report over the Internet to all shareholders who have not previously indicated a preference to receive paper copies. The Internet Notice advised you of the website where you can access the proxy materials and Annual Report, how to request a printed set of the proxy materials and Annual Report if you would like, and how to submit your proxy over the Internet.

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:

•	You can vote on the Internet by following the “Vote by Internet” instructions on your Internet Notice or proxy card.

•	You can vote by telephone by following the “Vote by Phone” instructions on the www.ProxyVote.com website referred to in the Internet Notice.

•

If you receive hard copies of the proxy solicitation materials, you can vote by mail by signing and dating your proxy card and mailing it in the provided prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

•

You can vote in person at the Annual Meeting by delivering a completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:	HOW DO I VOTE SHARES THAT I HOLD THROUGH AN EMPLOYEE BENEFIT PLAN SPONSORED BY THE COMPANY?

A:	If you hold shares of the Company through any of the following employee benefit plans, you vote them by following the instructions above. The employee benefit plans are:

Rayonier Investment and Savings Plan for Salaried Employees

Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations

Rayonier-Jesup Mill Savings Plan for Hourly Employees

Rayonier Inc.-Fernandina Mill Savings Plan for Hourly Employees

If you hold shares in any of these Company employee benefit plans and do not vote your shares or specify your voting instructions on your proxy card, the trustee of the employee benefit plans will vote your employee benefit plan shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the trustee, your voting instructions for employee benefit plan shares must be received by May 17, 2010.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and reports of Internet and telephone voting results that identify individual shareholders are mailed or returned directly to Broadridge Financial Services, Inc. (“Broadridge”), our vote tabulator, and handled in a manner that protects your privacy. Your vote will not be disclosed except:

•	as needed to permit Broadridge to tabulate and certify the vote;

•	as required by law;

•	if we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or

•	in the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy.

Q:	WHAT SHARES ARE COVERED BY MY INTERNET NOTICE OR PROXY CARD?

A:	You should have been provided an Internet Notice or proxy card for each account in which you own Common Shares either:

•	directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or

•	indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR PROXY CARD?

A:	It means that you have multiple accounts in which you own Common Shares. Please vote all shares in each account for which you receive an Internet Notice or proxy card to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is The Bank of New York Mellon. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to The Bank of New York Mellon at 1-800-659-0158. From outside the U.S. you may call The Bank of New York Mellon at 201-680-6685.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote by:

•

voting on the Internet or by telephone before 11:59 p.m. Eastern Daylight Time on the day before the Annual Meeting or, for employee benefit plan shares, the cut off date noted above (only your most recent Internet or telephone proxy is counted);

•	signing and submitting another proxy card with a later date at any time before the polls close at the Annual Meeting;

•	giving written notice of revocation of your proxy to our Corporate Secretary at 50 N. Laura Street, Suite 1900, Jacksonville, FL 32202; or

•	voting again in person before the polls close at the Annual Meeting.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on March 22, 2010 must be present, either in person or represented by proxy. All shares voted pursuant to properly submitted proxies and ballots, as well as abstentions, will be counted as present and entitled to vote for purposes of satisfying this requirement.

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:	The affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting is required to elect him or her as a director. For this proposal, a majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” a nominee. Abstentions will therefore not affect the outcome of director elections.

Please note that as a result of a recent change in New York Stock Exchange (“NYSE”) rules, banks and brokers are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors (referred to as “broker non-votes”). As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf in the election of directors. Therefore, it is critical that you so instruct your bank or broker if you want your vote to be counted in the election of directors.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION?

A:	The proposal to amend the Company’s Amended and Restated Articles of Incorporation will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST”. Abstentions will not count as votes cast and therefore will not affect the outcome. Because brokerage firms and banks are permitted to vote on amendments to Articles of Incorporation in the absence of instructions from their customers, we do not anticipate that there will be any broker non-votes with regard to the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL TO AMEND THE RAYONIER INCENTIVE STOCK PLAN?

A:	The proposal to amend the Rayonier Incentive Stock Plan will be approved if the number of votes cast “FOR” the Plan exceeds the number of votes cast “AGAINST” it, and a majority of the Common Shares outstanding and entitled to vote at the meeting vote on this proposal. As a result, abstentions and broker non-votes will not affect the outcome provided a majority of outstanding shares vote on the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A:	The proposal to ratify the appointment of the Company’s independent registered public accounting firm will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. Abstentions will therefore not affect the outcome of the proposal. Because brokerage firms and banks are permitted to vote on the ratification of the Company’s independent registered public accounting firm in the absence of instructions from their customers, we do not anticipate that there will be any broker non-votes with regard to the proposal.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the Internet Notice or proxy card is legally and properly brought before the Annual Meeting, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of Rayonier. Under the Company’s bylaws, all shareholder proposals must have been received by December 7, 2009 to be considered for inclusion in this proxy statement, and all other shareholder proposals and director nominations must have been received between January 22 and February 20, 2010 to be otherwise properly brought before the Annual Meeting. We have not received any shareholder proposals or director nominations from shareholders that will be acted upon at the Annual Meeting.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge will count the votes, however submitted. A Company representative will act as inspector of elections.

Q:	HOW WILL I LEARN THE RESULTS OF THE VOTING?

A:	We will announce results of the voting on the four proposals at the Annual Meeting and on a Form 8-K to be filed with the SEC no later than May 26, 2010.

Q:	WHO PAYS THE COST OF THIS PROXY SOLICITATION?

A:	The Company pays the costs of soliciting proxies and has retained Innisfree M & A Incorporated (“Innisfree”) to aid in the solicitation of proxies. For these services the Company will pay Innisfree a fee of $17,500, plus expenses. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Common Shares. Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS DUE?

A:	For a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for the 2011 Annual Meeting, the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 6, 2010. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. The submission of a proposal in accordance with these requirements does not guarantee that we will include the proposal in our Proxy Statement or on our proxy card. Proposals should be addressed to:

Corporate Secretary

Rayonier Inc.

50 N. Laura Street, Suite 1900

Jacksonville, FL 32202

For a shareholder proposal (including a director nomination) that is not intended to be included in the Company’s proxy statement to be properly brought before the shareholders at the 2011 Annual Meeting, the shareholder must provide the information required by the Company’s By-laws and give timely notice in accordance with such By-laws, which, in general, require that the notice be received by the Company’s Secretary: (i) no earlier than the close of business on January 21, 2011; and (ii) no later than the close of business on February 20, 2011.

If the date of the 2011 Annual Meeting is moved more than 30 days before or more than 60 days after May 20, 2011, then notice of a shareholder proposal that is not intended to be included in the Company’s Proxy Statement must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of: (a) 90 days prior to the meeting; and (b) 10 days after public announcement of the meeting date.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary at (904) 357-9100 prior to submission in order to discuss the proposal.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing overall corporate policy and for overseeing management and the ultimate performance of the Company. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. The Board held seven meetings during 2009.

Our Board currently consists of ten directors divided into three classes (I, II and III) serving staggered three-year terms. The terms of the Class I directors, C. David Brown, II, John E. Bush and Lee M. Thomas, will expire at the 2010 Annual Meeting. Messrs. Brown, Bush and Thomas have each been nominated for re-election for a term expiring in 2013.

Paul G. Kirk, Jr. was re-appointed as a Class II director by the Board on March 1, 2010 following his resignation on September 23, 2009 in order to serve as the interim U.S. Senator for Massachusetts. Mr. Kirk was elected by the shareholders as a Class II director at the 2008 Annual Meeting to a term expiring in 2011. It is the Board’s recommendation that Mr. Kirk be allowed to serve the remainder of that term. As North Carolina law requires that any director appointed by the Board stand for election at the first Annual Meeting following his or her appointment, Mr. Kirk has been nominated for election as a Class II director for a one-year term expiring in 2011. Given that Mr. Kirk is now 72 years old, the Board approved an exception to the retirement age provision of our Corporate Governance Principles (which provides that a director may not stand for re-election after reaching age 72) in order to allow Mr. Kirk the opportunity to serve out the term he was originally elected for in 2008.

The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, Common Shares properly represented by valid proxies will be voted in connection with the election of a substitute nominee recommended by the Board. Alternatively, the Board may allow the vacancy to remain unfilled until an appropriate candidate is located or may reduce the authorized number of directors to eliminate the unfilled seat.

If any incumbent nominee for director should fail to receive the required affirmative vote of the majority of the votes cast at the Annual Meeting, under North Carolina law the director would remain in office as a “holdover” director until his or her successor is elected and qualified or he or she resigns, retires or is otherwise removed. In such a situation, our Corporate Governance Principles require the director to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee (the “Nominating Committee”) would then consider such resignation and make a recommendation to the Board as to whether to accept or reject the resignation. The Board is then required to make a determination and publicly disclose its decision and rationale within 90 days after receipt of the tendered resignation.

Director Qualifications

We believe the members of our Board of Directors have the proper mix of relevant experience and expertise given the Company’s businesses and REIT structure, together with a level of demonstrated integrity, judgment, leadership and collegiality, to effectively advise and oversee management in executing our strategy. There are no specific minimum qualifications for director nominees other than the maximum permitted age. However, in identifying or evaluating potential nominees it is the policy of our Nominating Committee to seek individuals who have the knowledge, experience, diversity and personal and professional integrity, to be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of our shareholders. These criteria for Board membership are periodically reevaluated by the Nominating Committee taking into account the Company’s strategy, its geographic markets, regulatory environment and other relevant business factors, as well as changes in applicable laws or listing standards.

A biography of each member of Rayonier’s current Board of Directors, including the four nominees for election, is set forth below. Also included is a statement regarding each member’s or nominee’s individual qualifications for Board service.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOUR NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD OF DIRECTORS.

Information As To Nominees For Election To The Board Of Directors

Class I, Term Expires in 2010

C. DAVID BROWN, II, Age 58	Director Since 2006

Mr. Brown is Chairman of Broad and Cassel, a law firm based in Orlando, Florida, a position he has held since 2000. Previously, he served as Managing Partner of the firm’s Orlando office from 1990. He joined the firm in 1980. Prior to joining Broad and Cassel, Mr. Brown was an associate with Rowland, Bowen and Thomas, P.A. and served as a First Lieutenant in the United States Air Force. Mr. Brown also serves on the board of directors of CVS Caremark Corporation. He holds a bachelor’s and juris doctorate degree from the University of Florida.

Over a nearly 30-year legal career, Mr. Brown has developed and demonstrated expertise in entitlement and land use issues, particularly in the State of Florida, as well as experience in structuring complex real estate transactions. We believe his experience and expertise facilitate our Board’s discussions regarding our timberland and real estate assets, particularly in the Southeastern U.S.

JOHN E. BUSH, Age 57	Director Since 2008

Mr. Bush is President of Jeb Bush and Associates (a consulting firm based in Coral Gables, Florida). He served as the 43rd Governor of the State of Florida from January 1999 until January 2007. Prior to his election as Governor, Mr. Bush worked as a real estate executive and pursued other entrepreneurial ventures in Florida from 1981 to 1998, and served as Secretary of Commerce for the State of Florida from 1987 to 1988. He formed and serves as chairman of The Foundation for Florida’s Future, a non-profit public policy organization and the Foundation for Excellence in Education, a non-profit charitable organization. Mr. Bush serves on the board of directors of Tenet Healthcare Corporation and formerly served on the Board of CNL Bancshares Inc. He holds a bachelor’s degree in Latin American affairs from the University of Texas at Austin.

In addition to his invaluable political expertise in the State of Florida, Mr. Bush has experience in the real estate industry and brings a unique understanding of global public policy issues. Given his experience and expertise, we believe Mr. Bush brings a valuable perspective to our Board’s consideration of the issues facing our land holdings and global performance fibers business.

LEE M. THOMAS, Age 65	Director Since 2006

Mr. Thomas joined Rayonier in 2006 as a Director, was named President and Chief Executive Officer on March 1, 2007 and became Chairman effective July 1, 2007. Prior to joining Rayonier, Mr. Thomas served as President of Georgia-Pacific Corporation (a tissue, pulp, paper, packaging, building products and related chemicals manufacturer) beginning in September 2002, and as its Chief Operating Officer, beginning in March 2003, until December 2005. Prior to becoming President and Chief Operating Officer, Mr. Thomas served in a number of management positions with Georgia-Pacific, including President-Building Products and Distribution, Executive Vice President-Consumer Products and Executive Vice President-Paper and Chemicals. Mr. Thomas previously served as chairman and chief executive officer of Law Companies Environmental Group Inc., as administrator of the U.S. Environmental Protection Agency, as executive deputy director of the Federal

Emergency Management Agency and as director of the Division of Public Safety Programs-Office of the Governor of South Carolina. Mr. Thomas serves on the boards of directors of Airgas, Inc., Regal Entertainment Group and the Federal Reserve Bank of Atlanta. He also serves on the Board of the American Forest and Paper Association and served as its Chairman in 2009. Mr. Thomas holds a bachelor’s degree from the University of the South and a M.Ed. from the University of South Carolina.

Mr. Thomas has broad forest products industry experience, both domestic and international, along with an extensive knowledge of the environmental regulatory process and general political framework. We believe his industry and governmental experience and expertise are uniquely well suited to management of our core businesses and leadership of our Board.

Class II, Term Expires in 2011

PAUL G. KIRK, JR., Age 72	Director Since 1994

Mr. Kirk is the Chairman, President and a director of Kirk & Associates, Inc. (a business advisory and consulting firm). He served as interim United States Senator for Massachusetts from September 2009 until February 2010, during which time he stepped down from the Rayonier Board. Prior to his appointment to the United States Senate, Mr. Kirk was affiliated with the law firm of Sullivan & Worcester where he was a partner from 1977 to 1992. He also served as Chairman of the Democratic National Committee from 1985 to 1989, was a founding Co-Chairman of the Commission on Presidential Debates, a Trustee of St. Sebastian’s School, Chairman of the Board of Directors of the John F. Kennedy Library Foundation, and Chairman of the Visiting Committee on Harvard Athletics. He currently serves on the Board of The Hartford Financial Services Group, Inc. where he was a member from 1995 until September 2009. He formerly served on the Board of Cedar Shopping Centers, Inc. (a REIT) from 2005 until September 2009. Mr. Kirk is a graduate of Harvard College and Harvard Law School.

Mr. Kirk has extensive political and public policy experience at the national level, along with legal and corporate governance expertise and an understanding of public company board processes. We believe this unique experience and skill set benefit our Board’s discussions of the many public policy issues impacting our businesses and strategy.

Information As To Other Directors

Class II, Terms Expire in 2011

JAMES H. HANCE, JR., Age 65	Director Since 2004

Mr. Hance is the retired Vice Chairman of the Board of Bank of America Corporation (a financial institution providing a full range of banking, investing, asset management and other financial and risk-management products and services), a position he held from 1993 until his retirement in January 2005. He served as Chief Financial Officer from 1988 until April 2004. Mr. Hance joined NCNB Corporation, predecessor to NationsBank and Bank of America, in 1987 as Executive Vice President and Chief Accounting Officer. He also serves as a director of Cousins Properties Incorporated, Duke Energy Corporation, Morgan Stanley and as Non-Executive Chairman of Sprint Nextel Corporation. In addition, Mr. Hance serves as a Senior Advisor to the Carlyle Group and formerly served on the Board of EnPro Industries, Inc. from May 2002 to February 2007. Mr. Hance is a graduate of Westminster College and holds an MBA from Washington University.

Mr. Hance possesses significant financial and accounting expertise, with experience in both domestic and international financings and transactions, along with substantial public company board experience. Given his experience and expertise, we believe Mr. Hance strongly contributes to our Board’s understanding and oversight of the Company’s financial performance, reporting and controls, as well as consideration of potential acquisitions.

DAVID W. OSKIN, Age 67	Director Since 2009

Mr. Oskin is President of Four Winds Ventures, LLC (a private investment and advisory company). He was the Executive Vice President of International Paper Company (a paper, packaging and forest products company) from 1996 to 2003. Previously Mr. Oskin was Chief Executive Officer of Carter Holt Harvey Limited (a New Zealand based forest products company) from 1992 to 1996 and Senior Vice President of International Paper from 1975 to 1992. Mr. Oskin is a director of Verso Paper Corp., Pacific Millennium Corporation, Samling Global Limited, and Big Earth Publishing LLC, and serves as Chairman Emeritus of the Board of Trustees of Widener University. He formerly served on the Board of Goodman Global, Inc. from April 2006 to February 2008. Mr. Oskin holds bachelor and doctoral degrees from Widener University.

Mr. Oskin has long and extensive experience in the global forest products industry, having managed both manufacturing and timber operations, and also brings global public company board experience to Rayonier. We believe this industry experience is particularly well suited to assisting the Board in understanding the key drivers of our timber and performance fibers businesses.

CARL S. SLOANE, Age 73	Director Since 1997

Mr. Sloane served as Co-Chairman of AlixPartners Holdings and Questor Partners Holdings (providers of services and capital to underperforming and distressed companies) from June 2005 until October 2006. He is also Professor Emeritus, Harvard University Graduate School of Business Administration, and a Trustee of Beth Israel Deaconess Medical Center, a Harvard affiliated teaching hospital. Mr. Sloane was the Ernest L. Arbuckle Professor of Business Administration at Harvard from 1991 until his retirement in 2000. Prior to joining the Harvard faculty, he spent 30 years in management consulting, the last 20 with the firm he co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as Chairman and Chief Executive. Mr. Sloane is also Chairman (non-executive) of Brink’s Home Security Holdings, Inc. and formerly served on the Board of The Brink’s Company from 1998 to September 2008. He is a graduate of Harvard College and the Harvard University Graduate School of Business Administration.

With 30 years experience in management consulting before entering academia, Mr. Sloane has particular expertise in the areas of strategic planning and analysis, and is familiar with corporate governance and public company board processes. We believe his experience and expertise enhance the Board’s ongoing evaluation and oversight of the Company’s short- and long-term strategies.

Class III, Terms Expire in 2012

RICHARD D. KINCAID, Age 48	Director Since 2004

Mr. Kincaid is the President and Founder of the BeCause Foundation (a non-profit corporation that heightens awareness about a number of complex social problems and promotes change through the power of film). He was the President, Chief Executive Officer and a trustee of Equity Office Properties Trust (an owner and manager of office buildings and, at the time, the largest U.S. real estate investment trust) until March 2007. He became President in November 2002 and Chief Executive Officer in April 2003. Mr. Kincaid joined Equity Office Properties Trust as Senior Vice President in 1996, was named Chief Financial Officer in 1997 and Executive Vice President and Chief Operating Officer in 2001. He previously served as Senior Vice President and Chief Financial Officer of Equity Office Holdings, L.L.C. (a predecessor of Equity Office Properties Trust), and was Senior Vice President of Equity Group Investments, Inc. (a private investment company). Mr. Kincaid serves as a director of Vail Resorts, Inc. and Strategic Hotels & Resorts, Inc. He is a graduate of Wichita State University and holds an MBA from the University of Texas.

Mr. Kincaid has significant financial expertise together with broad experience in the real estate industry and a deep understanding of the structural and strategic implications of REIT status. We believe his experience and expertise are particularly well suited to assist the Board in understanding the opportunities and challenges presented by our REIT structure, as well as overseeing management of our real estate business and general financing decisions.

V. LARKIN MARTIN, Age 46	Director Since 2007

Ms. Martin is a Managing Agent of Martin Farm and Vice President of The Albemarle Corporation (family businesses with interests in agriculture and timberland), positions she has held since 1990. She also served as Chairman of the Board of Directors of the Federal Reserve Bank of Atlanta from January 2007 until December 2008 and is a director and officer of Servico, Inc. and Cottonseed, LLC (operations involved in cotton ginning, warehousing and whole cottonseed sales). Ms. Martin is Chairman of the Board of Directors of The Cotton Board and is a member of the President’s Advisory Council of the University of Alabama in Birmingham. She holds a bachelor’s degree from Vanderbilt University.

Ms. Martin has direct operating experience in the land-based businesses of agriculture and timberland management, particularly in the Southeastern U.S., together with an understanding of national and regional financial markets. We believe this skill set allows Ms. Martin to add substantial value to Board discussions regarding our forest resources business and overall economic forces and trends impacting the Company.

RONALD TOWNSEND, Age 68	Director Since 2001

Mr. Townsend is an independent communications consultant based in Jacksonville, Florida since 1997. He retired from Gannett Company (a diversified news and information company) in 1996 after serving 22 years in positions of increasing responsibility, most recently as President of Gannett Television Group. Mr. Townsend formerly served on the Boards of Alltel Corporation from 1992 to November 2007 and Winn-Dixie Stores, Inc. from 2000 to November 2006. Mr. Townsend attended The City University of New York, Bernard Baruch.

Mr. Townsend brings significant experience in media and public relations issues to the Board and is familiar with public company board processes. We believe his background and expertise, including his political and civic activities in the Jacksonville, Florida area, provide the Board with a unique perspective on high-profile issues facing our core businesses.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors operates under a set of Corporate Governance Principles which includes, among other things, guidelines for determining director independence and consideration of potential director nominees. The Corporate Governance Principles can be found on the Company’s website at www.rayonier.com. The Board, through its Nominating Committee, regularly reviews corporate governance developments and best practices and modifies its Corporate Governance Principles, committee charters and key practices as warranted.

Director Independence

The Company’s Common Shares are listed on the NYSE. In accordance with NYSE rules, the Board makes affirmative determinations annually as to the independence of each director and nominee for election as a director. To assist in making such determinations, the Board has adopted a set of Director Independence Standards which conform to or are more exacting than the independence requirements set forth in the NYSE listing standards. Our Director Independence Standards are appended to the Company’s Corporate Governance Principles, available at www.rayonier.com. In applying our Director Independence Standards, the Board considers all relevant facts and circumstances.

Based on our Director Independence Standards, the Board has determined that all persons who have served as directors of our Company at any time since January 1, 2009, other than Mr. Thomas, are independent. The Nominating Committee, on behalf of the Board of Directors, reviews any transactions undertaken or relationship existing between the Company and other companies in connection with which any of our directors are affiliated.

The Board determined that none of these transactions or relationships were material to the Company, the other companies or the subject directors.

Committees Of The Board Of Directors

Our Board of Directors has four standing committees, each of which operates under a written charter available in the Investor Relations section of the Company’s website at www.rayonier.com. As required by NYSE listing standards and SEC rules, all members of the Audit, Compensation and Management Development, and Nominating Committees have been affirmatively determined by the Board to be independent as set forth above.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2009
AUDIT: James H. Hance, Jr., Chair C. David Brown, II John E. Bush V. Larkin Martin David W. Oskin

This Committee, comprised entirely of independent directors, is responsible for oversight of our accounting and financial reporting policies, processes and systems of internal control, including:

•   monitoring the independence and performance of our independent registered public accounting firm with responsibility for such firm’s selection, evaluation, compensation and discharge;

•   approving, in advance, all of the audit and non-audit services provided to the Company by the independent registered public accounting firm;

•   facilitating open communication among the Board, senior management, internal audit and the independent registered public accounting firm; and

•   overseeing our enterprise risk management and legal compliance and ethics programs, including our Standard of Ethics and Code of Corporate Conduct.

		10
COMPENSATION AND MANAGEMENT DEVELOPMENT: Carl S. Sloane, Chair C. David Brown, II Richard D. Kincaid Ronald Townsend	This Committee, comprised entirely of independent directors, is responsible for overseeing the compensation and benefits of employees, including; • evaluating management performance, succession and development matters; • establishing executive compensation; • reviewing the Compensation Discussion and Analysis included in the annual Proxy Statement; • approving individual compensation actions for all senior executives other than Mr. Thomas; and • recommending compensation actions with regard to Mr. Thomas for approval by the non-management directors of the Board.	7
NOMINATING AND CORPORATE GOVERNANCE: Ronald Townsend, Chair V. Larkin Martin David W. Oskin Carl S. Sloane

This Committee, comprised entirely of independent directors, is responsible for:

•   establishing criteria for Board nominees and identifying qualified individuals for nomination to become Board members, including considering potential nominees recommended by shareholders;

•   recommending the composition of Board committees;

•   overseeing processes to evaluate Board and committee effectiveness;

•   recommending director compensation and benefits programs to the Board;

•   overseeing our corporate governance structure and practices, including our Corporate Governance Principles; and

•   reviewing and approving changes to the charters of the other Board committees.

		4

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2009
FINANCE: Richard D. Kincaid, Chair John E. Bush James H. Hance, Jr. Lee M. Thomas	This Committee is responsible for advising the Board concerning certain issues with respect to the financial structure of the Company, including: • financial strategies and tax planning initiatives; • dividend policies; • capital structure; • financings; • risk management policies; • compliance with various REIT qualification tests; • investment policies; and • performance of our pension and savings plans.	5

On average, directors attended 98 percent of the aggregate meetings of the Board of Directors and committees on which they served during 2009, and no director attended less than 75 percent of such meetings. Mr. Kirk was re-appointed to the Board effective March 1, 2010 and is expected to be elected to one or more Board committees in May 2010.

Non-Management Director Meetings And Lead Director

Our non-management directors meet separately in regularly scheduled meetings, chaired by the Lead Director. The non-management directors elected Mr. Kirk to serve as the Board’s Lead Director for 2009. Following Mr. Kirk’s resignation in September 2009, Mr. Townsend was elected to serve as interim Lead Director. Upon his re-appointment to the Board effective March 1, 2010, Mr.  Kirk reassumed the Lead Director role.

Board Leadership Structure And Oversight Of Risk

Lee Thomas has served as Chairman of the Board of Directors, President and Chief Executive Officer of Rayonier since 2007. We believe that given the Board and committee structure and governance processes discussed above, the appropriate leadership structure for our Company is to have a combined Chairman and CEO together with a Lead Director, elected by and from the independent Board members with clearly delineated and comprehensive duties, including:

•	To act as an intermediary;

•	To suggest calling full Board meetings to the Chairman and CEO when appropriate;

•	To call meetings of the non-management directors;

•	To set the agenda for and lead meetings of the non-management directors;

•	To brief the Chairman and CEO on issues arising in executive sessions;

•	To collaborate with the Chairman and CEO to set the agenda for Board meetings; and

•	To facilitate discussions among the non-management directors on key issues and concerns outside of Board meetings.

The combined Chairman and CEO role provides unambiguous reporting lines for management and allows the Company to communicate to customers, suppliers, shareholders, employees and other stakeholders with a single, consistent voice.

The Board oversees risk management at Rayonier by annually appointing the members of the Enterprise Risk Management (“ERM”) Committee, which consists of senior executives chaired by Mr. Thomas, who serves as the Company’s Chief Risk Officer. The ERM Committee in turn appoints the members of business unit and staff function level Risk Assessment and Management teams, who continually identify and assess the material risks facing their business or function and submit semi-annual reports to the ERM Committee. These reports form the basis for the ERM Committee’s annual risk assessment whereby risks are evaluated and categorized based on probability, impact and the Company’s tolerance for the risk type, to develop a list of enterprise-level material risks which are reported to the Audit Committee for review and evaluation of mitigation strategies. The Audit Committee then assigns on-going board level oversight responsibility for each material risk to either the full Board or the appropriate Board committee. The ERM Committee’s annual risk assessment with regard to the Company’s overall compensation policies and practices is approved by the Compensation and Management Development Committee. In addition, the ERM Committee annually reports on the overall risk management program and the identified material risks to the full Board.

Director Attendance At Annual Meeting Of Shareholders

Directors are encouraged, but not required, to attend the Annual Meeting of Shareholders. At the 2009 Annual Meeting, nine of the ten directors were in attendance.

Communications With The Board

Shareholders and other interested parties who would like to communicate their concerns to one or more members of the Board, a Board committee, the Lead Director or the non-management directors as a group may do so by writing them at Rayonier, c/o Corporate Secretary, 50 North Laura Street, Jacksonville, FL 32202. All such concerns received will be forwarded to the appropriate person or persons and may be accompanied by a report summarizing such concerns if deemed appropriate by the Corporate Secretary.

Director Nomination Process

Potential director candidates may come to the attention of the Nominating Committee through current directors, management, shareholders and others. It is the policy of our Nominating Committee to consider director nominees submitted by shareholders based on the same criteria used in evaluating candidates for Board membership identified by any other source. The directions for shareholders to submit director nominations for the 2011 Annual Meeting are set forth on page 5 under “When Are Shareholder Proposals for the 2011 Annual Meeting of Shareholders Due?” The Nominating Committee has also utilized independent third party search firms to identify potential director candidates. In 2009, Mr. Oskin was identified by an independent third-party search firm that also assisted with his evaluation.

Diversity

Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee does utilize a skills-matrix to consider the specific personal and professional attributes of each director candidate versus those of the existing Board members to promote diversity of experience and expertise among our directors.

Related Person Transactions

We have adopted a written policy regarding related person transactions pursuant to which we review certain relationships and transactions in which the Company and any of our directors and executive officers, their immediate family members or certain of their businesses or other affiliates, are participants to determine whether such persons have a material interest in any such transaction. Pursuant to our policy, a Related Person Transaction is any transaction, arrangement or relationship in which the Company is a participant and the amount involved exceeds $120,000 and in which any related person has, had or will have a material relationship.

The Company’s Corporate Secretary is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions. The primary vehicle for obtaining this information is the annual Directors and Officers

Questionnaire which requires a listing of all immediate family members and their employers and affiliates and disclosure of any transactions between (i) the subject director or executive officer, any of their immediate family members or any employer or affiliate of such director, officer or family member and (ii) the Company or any of its affiliates. Information provided is verified by comparison of identified individuals and entities with the Company’s accounts receivable and payable records. A report of all transactions identified, regardless of amount, is prepared and reviewed with the Nominating Committee, which determines, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in any such transaction and whether, based on our policy and SEC rules, the transaction requires disclosure in the Company’s Proxy Statement. In the course of its review of a potential related person transaction, the Nominating Committee will consider:

•	the related person’s relationship to the Company and interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the benefits to the Company of the proposed transaction;

•	the availability of other sources of comparable products and services;

•	if applicable, the impact on a director’s independence; and

•	any other matters the Nominating Committee deems appropriate.

Any member of the Nominating Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote regarding approval or ratification of the transaction. For 2009, no transactions were identified by the Nominating Committee as requiring disclosure.

Standard Of Ethics And Code Of Corporate Conduct

The Company’s Standard of Ethics and Code of Corporate Conduct is available on the Company’s website at www.rayonier.com.

Compensation Committee Interlocks And Insider Participation; Processes And Procedures

Each of Messrs. Brown, Kincaid, Kirk, Sloane and Townsend served as a member of our Compensation and Management Development Committee (the “Compensation Committee”) during the fiscal year ended December 31, 2009. No member of the Compensation Committee served as one of our officers or employees at any time during 2009. None of our executive officers serve, or served during 2009, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview Of Our Compensation Program

The Compensation and Management Development Committee of Rayonier’s Board of Directors, referred to in this discussion as the “Committee,” has responsibility for establishing our compensation philosophy and for monitoring our adherence to that philosophy. The Committee reviews and approves compensation levels and the mix of components for all Rayonier executive officers as well as all compensation, retirement, perquisite and benefit programs applicable to our senior management team.

With regard to our Chief Executive Officer, the Committee establishes annual performance objectives, evaluates his accomplishments and performance against those objectives, and, based on such evaluation, makes recommendations regarding his compensation level and mix for approval by the independent members of our Board of Directors.

These functions are set forth in the Committee’s Charter, which appears on our website and is reviewed annually by the Committee.

Throughout this proxy statement, the following individuals are referred to as our “named executive officers.” The compensation for these officers is disclosed in the tables following this discussion and analysis.

•	Lee M. Thomas, Chairman, President, and Chief Executive Officer;

•	Hans E. Vanden Noort, Senior Vice President and Chief Financial Officer;

•	Paul G. Boynton, Executive Vice President, Forest Resources and Real Estate since November 2, 2009 and previously Senior Vice President, Performance Fibers and Wood Products;

•	Timothy H. Brannon, Senior Vice President, Special Projects since November 2, 2009 and previously Senior Vice President, Forest Resources; and

•	W. Edwin Frazier, III, Senior Vice President, Chief Administrative Officer and Corporate Secretary.

Our Compensation Philosophy And Objectives

As set forth in the Committee’s Charter, our goal is to maintain compensation and benefits plans that will allow us to attract and retain highly qualified employees while motivating and rewarding performance and effective risk management that leads to long-term enhancement of shareholder value. Our compensation philosophy emphasizes “pay for performance” programs designed to reward superior financial performance and sustained increases in the value of our shareholders’ investment in Rayonier, while maintaining competitive base pay, retirement, healthcare, severance and other fixed compensation programs.

Our policy for allocating value between long-term and current compensation is intended to ensure adequate base salaries and annual cash bonus opportunities to attract, motivate and retain talented personnel, while providing strong incentives for our executives to maintain an “ownership” mentality, focusing them on maximizing long-term value creation for Rayonier and our shareholders. We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. However, historically our practice has been to pay a majority of the value of total compensation to our named executive officers in the form of long-term, non-cash incentive compensation.

The Committee seeks to ensure that the total compensation paid to our executives is fair, reasonable, competitive and consistent with our compensation philosophy. While the types of compensation and benefits provided to our named executive officers are generally similar to those provided to our other executives, the focus of the following disclosure is on the compensation for our named executive officers.

Our primary compensation programs for our named executive officers are designed to reflect their success, both individually and as a management team, in attaining key objectives as established by the Committee or our Board of Directors, and to provide rewards based on meaningful measures of performance. The Committee considers adjustments to our compensation program each year in light of past experience, changes in the competitive environment, regulatory requirements and other relevant factors. In addition, the Committee oversees a comprehensive evaluation of our executive compensation practices approximately every three years.

Compensation Components For Named Executive Officers

The key elements of our executive compensation program are base salary, annual cash bonus incentives, and long-term stock-based incentive compensation. Consistent with our compensation philosophy, we strive to use annual and long-term incentive compensation, rather than base salary, to provide executives with an above-median compensation opportunity if we exceed budgeted financial performance metrics and identified strategic objectives, drive increases in shareholder value and outperform our peers on a relative total shareholder return basis. Each key element of our executive compensation program is discussed separately below.

2009 Strategic Review Of Executive Compensation

The Committee’s work is accomplished through a series of meetings, following a regular calendar schedule to ensure that all major elements of compensation are addressed and compensation and benefit programs are properly designed, implemented and monitored, with occasional special meetings to address matters outside the regular compensation cycle. As necessary or appropriate, the Committee invites outside experts and members of management to attend meetings to discuss issues within their specific areas of expertise or responsibility.

Beginning in the fall of 2008 and through its December 2009 meeting, the Committee used regularly scheduled meetings and three special meetings to conduct a strategic review of Rayonier’s executive compensation programs. As part of this review, the Committee worked with its compensation consultant and with management to evaluate whether existing programs remain relevant and aligned with Rayonier’s business strategies through the market cycle and properly incent management to drive for top-tier results consistent with the long-term interests of Rayonier and its shareholders. Specifically, during the course of the strategic review, the Committee:

•	considered the degree of correlation between the Company’s historic financial performance and value creation with the levels of compensation targeted and received by the Company’s executives;

•	compared the compensation philosophies and incentive programs in place at peer companies (identified below as the 2009 Performance Share Peer Group);

•	reviewed historic levels of actual compensation earned by top executives, total shareholder return delivered and changes in market capitalization at Rayonier and peer companies; and

•

evaluated alternative program designs for annual bonus and performance-based equity incentive plans, including their anticipated impact on compensation expense and dilution relative to the Company’s existing programs.

As a result of the strategic review, the Committee took the following actions with respect to 2009 compensation programs:

• Annual Base Salaries:	Eliminated annual merit increases

• Annual Bonus Program:	Clarified the Committee’s discretion to reduce the available bonus pool based on such criteria as it may deem relevant

• Performance Share Award Program:	Reduced the maximum payout available if the Company’s total shareholder return over the performance period is negative from 150% to 100% of target awards

Raised the threshold performance required for any payout from the 20th to the 30th percentile versus peer group

Raised the performance level required for a target level award payout from the 50th to the 60th percentile versus peer group

• Long-Term Incentive Award Values:	Both stock option and performance share awards were valued based on a 10% premium to the grant date share price, resulting in a 9.1% reduction in award values and a proportionate decrease in the number of shares awarded

The 10% premium pricing for 2009 stock option and performance share awards was implemented to address the reduced valuation of Rayonier common shares at 2008 year-end and to limit the dilutive effect of lower-value equity awards. Each of these actions is further detailed in the following discussions regarding the specific compensation programs.

Upon completion of the strategic review in December 2009, the Committee made further changes affecting incentive programs for 2010, which changes are described below under “2010 Compensation Decisions.”

How We Set Executive Compensation

In 2009, the Committee continued its practice of balancing each of the Company’s primary components of compensation in evaluating an executive’s total compensation package. The role of each key element is discussed separately below, together with other factors considered in the setting of executive compensation.

Setting Base Salary

We provide cash compensation in the form of base salary to meet competitive market demands given the executive’s skills and experience. Each year, the Committee reviews the base salary of our Chief Executive Officer and each of his direct reports, including all of our named executive officers. In making adjustments (or, in the case of our Chief Executive Officer, recommendations for adjustment) to base salary levels, the Committee considers:

•	the executive’s level of responsibilities;

•	the executive’s experience and breadth of knowledge;

•	the executive’s individual performance as assessed through annual performance reviews;

•	the executive’s role in management continuity and development plans;

•	the perceived retention risk; and

•	internal pay equity factors.

Setting Annual Bonus Opportunities

We provide cash compensation in the form of annual bonus incentives which are funded based on (1) the Company’s financial performance, and for operations executives their business unit’s financial performance, in each case against key budgeted financial metrics, and (2) the attainment of identified strategic objectives. This is accomplished each year by the Committee adopting an Annual Corporate Bonus Program under the Rayonier Non-Equity Incentive Plan (the “Bonus Plan”), which was approved by the shareholders in 2008.

Setting Long-Term Incentive Compensation

We provide non-cash compensation to reward superior long-term performance in delivering value to our shareholders in both absolute terms (through stock options) and as compared to our peers (through performance shares). The Rayonier Incentive Stock Plan (the “Stock Plan”), which was approved by the shareholders in 2008, allows the Committee the flexibility to award long-term compensation incentives from a menu of equity-based awards. As discussed below, the Committee has historically chosen to award primarily stock options and performance shares. The Committee’s objective in granting such awards is to provide a strong incentive to our executives to focus on the ongoing creation of shareholder value by offering above-median compensation opportunities for superior performance. These award opportunities not only allow us to offer a competitive overall compensation package, but also further opportunities for share ownership by our executives in order to increase their proprietary interest in Rayonier and, as a result, their interest in our long-term success and commitment to creating shareholder value.

Internal Pay Equity Factors

By “internal pay equity”, we mean seeing that relative pay differences among our executives are consistent with different job levels and responsibilities. Mr. Thomas, for example, holds the multiple responsibilities of Chairman, President and Chief Executive Officer. As a result, the Committee believes that he currently has substantially more responsibility and impact on shareholder value than any other named executive officer. Therefore, the Committee sets his total compensation level appreciably higher in relationship to that of other named executive officers, but at a level the Committee believes is appropriate and reflective of current market practice.

Other Considerations in Setting Equity-Based Awards

In order to keep the Committee informed of the proprietary interests of the named executive officers in Rayonier, at every regular meeting the Committee is provided a report on the number and current value of Rayonier shares and equity-based awards held by each of our senior executives, including each of the named executive officers. The Committee, however, does not take into account fluctuations in the value of executives’ share ownership or outstanding awards when setting annual long-term incentive award levels for individual executives.

We make decisions on equity grants based solely on our compensation and retention objectives and our established measurements of the value of these awards. If at the time of any planned action relating to a grant of this type of compensation, any member of the Committee or any executive making recommendations to the Committee is aware of material non-public information about Rayonier or our prospects, it is our policy to make such award or grant without giving effect to such information. Specifically, we do not change the size of the aggregate long-term incentive award, or our mechanisms for allocating between compensation elements comprising the award or valuing the individual elements of the award.

We set the exercise price for stock options based on the closing price of Rayonier stock as of the award grant date. Accordingly, we do not backdate stock options or grant options retroactively. We make annual option grants on the first trading day of the year, and do not coordinate grants of options so that they are made before the announcement of favorable information, or after the announcement of unfavorable information.

Tax Considerations – Section 162(m)

Section 162(m) of the Internal Revenue Code (the “Code”) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its named executive officers unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to Rayonier and the named executive officers in its review and establishment of compensation programs and payments. However, deductibility of compensation is only one factor that the Committee takes into account in setting executive compensation terms and levels and, in an appropriate case, would not preclude an award that is not deductible.

Compensation Consultants

The Committee seeks advice and assistance from compensation consultants and outside counsel to supplement their own knowledge and information provided by management. The Committee has engaged Exequity LLP to provide the Committee with advice and relevant market data and practices to consider when making compensation decisions, including decisions involving the Chief Executive Officer and the programs applicable to senior executives generally. Exequity also provides the Committee input on program design features and the balance of pay among the various components of executive compensation.

Role of Our Executive Officers in Compensation Decisions

Working with the Committee Chair, Mr. Frazier prepares an agenda and supporting materials for each meeting. Mr. Frazier, Mr. Thomas and our Director of Compensation generally attend Committee meetings by invitation but are excused for executive sessions. As requested, they offer their opinions and recommendations to the Committee. The Committee invites other members of management to attend meetings, as necessary, to discuss issues within their specific areas of expertise or responsibility.

Use of Peer Group and Other Compensation Data

Given the diversity of our businesses and our REIT structure, we compete with companies across multiple industries for top executive-level talent. As such, the Committee generally expects that over time the total compensation levels for our executives will be at or above the median level of compensation paid to similarly situated executives of comparably-sized general industry companies. After initially determining executive compensation levels using the considerations described above, the Committee periodically reviews surveys of outside compensation practices provided by our compensation consultants in order to determine if our compensation levels and mix of components are competitive or might require rebalancing. The Committee does not benchmark any individual executive’s compensation level to the median or to certain amounts or percentages of compensation, but consistent with our historic emphasis on providing “pay for performance,” we generally expect our base salary and annual bonus opportunities to be at or below median levels, and our long-term incentive award opportunities to be above median. Of course, variations from these general expectations may occur based on the expertise and experience level of a given executive as well as individual, company and market factors.

In 2009, the Committee reviewed salary, annual bonus and long-term incentive compensation levels for both comparably-valued general industry companies and industry peers. Specifically, Hewitt Associates, working with Exequity LLP, performed a custom survey covering the 20 companies immediately above and the 20 companies immediately below Rayonier in the Standard & Poor’s 400 based on market capitalization (referred to in this discussion as the “Hewitt Survey”). Given the heavy asset management component of our businesses and the inherent variations in margins and revenues, we believe that market capitalization is a better measure of overall management responsibility than revenues. The companies included in the Hewitt Survey are:

•   Alberto-Culver Company

•   Armstrong World Industries, Inc.

•   Brady Corporation

•   Brunswick Corporation

•   Corn Products International Inc.

•   Curtis-Wright Corporation

•   Del Monte Foods Company

•   Deluxe Corporation

•   DeVry, Inc.

•   Donaldson Company, Inc.

•   Edwards Lifesciences LLC

•   GATX Corporation

•   Gaylord Entertainment

•   Graco Inc.

•   H.B. Fuller Company

•   Hanesbrands, Inc.

•   Idearc Media

•   Ingram Micro Inc.

•   Kennametal Inc.

•   King Pharmaceuticals, Inc.

•   Leggett & Platt Inc.

•   Lennox International Inc.

•   Packaging Corporation of America

•   Polaris Industries Inc.

•   Ryder System, Inc.

•   Science Applications International Corporation

•   The Scotts Miracle-Gro Company

•   Smurfit-Stone Container Corporation

•   Solutia Inc.

•   Tech Data Corporation

•   Temple-Inland Inc.

•   Thomas & Betts Corporation

•   The Timken Company

•   Tupperware Corporation

•   Unisys Corporation

•   Valmont Industries, Inc.

•   The Valspar Corporation

•   W. R. Grace & Co.

•   Walter Industries, Inc.

•   Woodward Governor Company

We also had Exequity LLP perform a proxy review of compensation levels for named executive officers at each of the 15 peer group companies under the 2008 Performance Share Award Program.1

[1]	Abitibi/Bowater, Buckeye Technologies, Deltic Timber, Sappi, International Paper, Cousins Properties, Mead/Westvaco, Neenah Paper, TimberWest, Plum Creek, Potlatch Corporation, St. Joe Company, Tembec, Temple Inland, and Weyerhaeuser.

For 2009, any payouts under our Performance Share Award Program (described below under “Long Term Incentive Compensation”) will be calculated based on the relative performance of Rayonier against a custom peer group of 15 forest products, real estate and REIT companies. This peer group (the “2009 Performance Share Peer Group”) consists of the following 15 companies, chosen by the Committee as those companies most likely to be considered true peers on either an operational or market basis or as an alternative investment to Rayonier in the forest products, REIT or real estate sectors:

• Abitibi/Bowater	• International Paper	• Sappi

• Buckeye Technologies	• Mead-Westvaco	• St. Joe Company

• Cousins Properties	• Neenah Paper	• Tembec

• Deltic Timber	• Plum Creek	• TimberWest

• Forestar	• Potlatch Corporation	• Weyerhaeuser

Aggregate 2009 Executive Compensation Positioning

The following table summarizes the Committee’s philosophy with respect to the key elements of executive compensation and shows where aggregate named executive officer targeted pay was positioned in 2009 when compared to the Hewitt Survey and the 2009 Performance Share Peer Group.

	Base Salary	Total Cash	Long-Term Incentives	Total Compensation
Objective	At or Below Median	At or Below Median	75th Percentile	Median Cash + 75th Percentile LTI
Targeted Position vs. Hewitt Survey	10.3% below	9.8% below	16.4% above	6.3% above
Targeted Position vs. 2009 Performance Share Peer Group	0.7% above	3.8% below	14.9% above	8.1% above

The following discussion explains the compensation actions taken in 2009 with respect to our named executive officers and some of the changes planned for 2010.

Components Of Executive Compensation For 2009

Looking at the named executive officers as a group, 77% of their 2009 target total compensation was allocated to variable, performance-based components consisting of annual bonus, performance shares and stock options, with the remaining 23% allocated to base salary. See Figure 1 below. Compensation paid to the named executive officers in 2009 ranged from 58% to 64% in non-cash compensation. We believe that this mix is both competitive within the marketplace and appropriate to fulfill our stated compensation philosophy.

Figure 1 – Aggregate 2009 Executive Compensation Component Targets

Base Salary

Base salary is the component of compensation that is fixed and intended to compensate our executives, based on their experience, expertise and job responsibilities, for work performed during the fiscal year. Historically, our Annual Executive Salary Administration Plan, which sets budget levels for annual salary merit and equity adjustments, is structured to be generally consistent with market trends based on published salary survey data. For 2009, salary merit increases were eliminated in light of the economic downturn. The Hewitt Survey suggests that aggregate salaries for our named executive officers for 2009, frozen at 2008 levels, were below the median level for the group of forty comparably-sized general industry companies surveyed (and listed above).

One of our named executive officers, Mr. Boynton, was promoted effective November 2, 2009. Given his new position and responsibilities, the Committee approved a salary increase of 18.7% for Mr. Boynton. Our other named executive officers, Messrs. Thomas, Vanden Noort, Brannon and Frazier, received no salary increases for 2009. As a result, Mr. Thomas’ annual base salary for 2009 remained $875,000.

Annual Bonus Awards

Payments under our annual bonus programs are based on Rayonier’s performance for the year with regard to: (i) key corporate and business unit financial metrics measured against budgeted levels, and (ii) key strategic objectives.

Setting 2009 Target Bonus Awards.    The Committee established a target bonus for each named executive officer as a percentage of base salary, with the applicable percentage set uniformly by salary grade. For 2009 the target bonus percentages of base salary for the named executive officers were as follows: Mr. Thomas, 100%; Mr. Boynton, 80%; and Messrs. Vanden Noort, Brannon and Frazier, 65%.

Under the Bonus Plan, the awards for named executive officers are funded at the maximum allowable award level, equal to 200% of target awards, once threshold financial levels of performance are met. The funded award levels are then adjusted by the Committee’s exercise of negative discretion based on performance against the financial and strategic performance metrics set at the beginning of the year, and a subjective evaluation of the named executive officer’s performance against individual performance objectives, also set at the beginning of the year. This funding mechanism for named executive officers is a result of the Committee’s desire to have maximum flexibility in setting award levels for these executives within the limitations on discretionary adjustments of performance-based awards under Section 162(m) of the Code.

Setting 2009 Performance Factors.    The Committee established performance factors for the 2009 Annual Corporate Bonus Program (the “2009 Bonus Program”) prior to the beginning of the year. The 2009 performance factors were designed to focus management on the two financial metrics considered most critical to Rayonier in measuring annual performance: Net Income and Cash Available for Distribution or “CAD.” The Committee selected these financial metrics to focus executives on the importance of earnings and cash generation given our REIT structure and the importance investors place on our ability to pay, and grow, our dividend.

CAD measures the Company’s ability to generate cash that can be distributed to shareholders as dividends or used for share repurchases, debt reduction or strategic acquisitions net of associated financing (e.g. realizing tax benefits for like-kind exchanges). We define CAD as Cash Provided by Operating Activities2 less capital spending, adjusted for the tax benefits associated with certain strategic acquisitions, the change in committed cash, less cash provided by discontinued operations and other items that include the proceeds from matured energy forward contracts and the change in capital expenditures purchased on account.

[2]	A GAAP measure included in our Consolidated Statements of Cash Flow in our 2009 Financial Statements.

In exercising its discretion in determining the bonus award for each named executive officer, the Committee’s primary consideration is the level of the officer’s “formula award” under the 2009 Bonus Program, calculated based on actual performance against the relevant financial metrics and strategic objectives, weighted 80% and 20% respectively. Accordingly, such formula award is determined based 80% on Rayonier’s (and for Messrs. Boynton and Brannon also their respective business units’) performance for the year with regard to Net Income and CAD as measured against budgeted levels and weighted equally, and 20% based on our performance against identified strategic objectives. Historically, strategic objectives were identified for each core business unit and the strategic component for Messrs. Thomas, Vanden Noort and Frazier was based on the average of the business units’ performance, while the strategic components for Messrs. Boynton and Brannon were based on their respective business unit’s performance. For the 2009 Bonus Program, a set of “corporate” strategic objectives was added, with the Committee’s assessment of the extent of attainment of these objectives determining 25% of the strategic component for Messrs. Thomas, Vanden Noort and Frazier. The remaining 75% of their strategic component was determined by the average of the core business units’ performance against strategic objectives. For Messrs. Boynton and Brannon, performance against the corporate strategic objectives determined 25% of their strategic component, with the remaining 75% based on their respective business unit’s performance against strategic objectives.

The payout percentages calculated based on performance against the financial metrics and the strategic objectives are added together to create a single measurement of performance that we call our Corporate Performance Factor or “CPF,” or, if measuring performance for an individual business unit, the Business Unit Performance Factor or “BUPF.”

Measuring 2009 Results–Accounting Adjustments.    Before the Committee set the available bonus pool for 2009 bonus awards for named executive officers, Mr. Vanden Noort presented an analysis of all material unusual, nonrecurring and non-budgeted items impacting the performance factor calculations (CPF or BUPF) for review by the Committee to determine whether, based on factors such as frequency, foreseeability, manageability and past treatment, any particular item should be included or excluded from the calculations. For 2009, all special items reviewed related to the direct or indirect impacts of the Alternative Fuel Mixture Credit (“AFMC”), which added $193 million to net income and $20 million to CAD. The disparity between the net income and CAD impact of the AFMC results from the entire amount of the benefit ($193 million) being recorded as net income in 2009 while the 2009 cash benefits were limited to $20 million in cash taxes avoided. The remaining $173 million in cash will be received in 2010.

The Committee considered the appropriate treatment of the AFMC benefit under the 2009 Bonus Program based on the factors discussed above. The Committee assessed the portion of the benefit directly attributable to management efforts, specifically in expediting implementation and obtaining favorable tax treatment, and considered the negative impact of reduced harvests and changes in product mix in the Forest Resources business implemented in response to the availability of the AFMC benefit. Based on such assessment, the Committee adjusted items resulting in a decrease in net income of $138 million and a decrease in CAD of $20 million, reflecting exclusion of 100% of the CAD impact and roughly 70% of the net income impact of the AFMC in 2009 bonus calculations.

Payout at target award levels for 2009 required achievement of the net income and CAD amounts consistent with Rayonier’s annual budget approved by the Board of Directors in December 2008, and the Committee’s determination that performance against the 2009 strategic objectives (as identified by the Committee in December 2008) were sufficient to warrant an at-target payout. Performance against the 2009 financial metrics, taking into account the Committee’s adjustments, was above target at the overall corporate level (151% of budgeted net income and 117% of budgeted CAD) as record earnings in Performance Fibers, driven by improved pricing and lower input costs, more than offset weak timber and lumber markets. On top of above-budget financial results from continuing operations, the proportionate AFMC benefit added to the overall outperformance. Individual business unit performance against the financial metrics ranged from 148% to -164% of budget.

After assessing performance for 2009 against the strategic objectives identified in the 2009 Bonus Program, the Committee assigned the following strategic performance factors: Timber, 200%; Real Estate, 75%; Performance Fibers, 100%; and Corporate, 200%. Taking into account both financial (weighted 80%) and strategic performance (weighted 20%), CPF for 2009 was 189% and BUPFs ranged from 0% to 185%. Changes to the Bonus Program approved by the Committee for 2010 include elimination of business unit performance measures, both financial and strategic, resulting in a true “corporate” program (see “2010 Compensation Decisions” on page 28).

Degree of Difficulty.    In setting performance targets for our Annual Corporate Bonus Program, the Committee intends that the relevant financial metrics and strategic objectives identified for both the Company and each core business unit be ambitious but achievable. As discussed above, for 2009 financial performance was above budgeted levels and corporate and two of our three core business units were determined by the Committee to have met or exceeded their strategic objectives. This performance was achieved notwithstanding the extremely volatile economic environment the Company faced in late 2008 when the 2009 budget was approved and the strategic objectives were established. In 2008, utilizing essentially the same methodology in setting and evaluating performance against financial and strategic targets, the results were dramatically different. Two of our three core businesses were determined by the Committee not to have met all of their strategic objectives and 2008 financial performance did not meet budgeted levels for either net income or CAD. 2009 financial performance was achieved notwithstanding an extremely weak housing market, which adversely impacted our timber, lumber and real estate businesses. At the same time, strong demand for our specialty cellulose products and the unanticipated benefit of the AFMC had a significant favorable impact on 2009 financial results.

The Committee believes that payment of annual bonus awards should be appropriate for the particular quality of performance achieved. Accordingly, the Committee exercises its discretion in the case of annual awards to our named executive officers and can reduce the payout if it determines that the financial or strategic targets were not sufficiently aggressive in its judgment.

Final 2009 Bonus Awards.    At its December 2009 meeting, the Committee reviewed the projected available bonus pools and resulting “formula award” levels which, as discussed above, are based exclusively on performance against the budgeted financial metrics and relevant strategic objectives. The Committee also reviewed the overall “quality” of 2009 financial results for the Company and each business unit, with management reporting on the primary drivers of variances, both positive and negative, to key budget metrics. Following such analysis, the Committee exercised its discretion under the 2009 Bonus Program to reduce the CPF from 189% to 150% with a resulting reduction in the available bonus pool of 20.6%. The final annual bonuses earned by our named executive officers for 2009 appear in the Summary Compensation Table on page 30, under the heading “Non-Equity Incentive Plan Compensation.” Given the Committee’s actions in adjusting the available bonus pool, aggregate actual 2009 bonus awards for the named executive officers were 20.3% below the corresponding “formula awards”.

Long-Term Incentive Compensation

Long-term incentive awards reflect our compensation philosophy, which considers market pay practices of comparable companies, but with a greater emphasis on “at-risk” or “pay-for-performance” compensation, which the Committee believes more closely aligns management incentives with shareholder interests and fosters the long-term perspective necessary for continued success. Through a mix of stock options and performance shares, our aim is to focus senior executives on providing superior returns to our shareholders and driving for sustained increases in Rayonier’s stock price.

Long-term incentive awards for 2009 were determined and approved at the Committee’s regularly scheduled December 2008 meeting and are reflected in this Proxy Statement, including in the Summary Compensation Table on page 30 and the “Grants of Plan Based Awards” table on page 32.

For senior executives, 2009 stock option and performance share award levels were based on three factors:

(i)	the aggregate dollar value of the total long-term incentive award opportunity for the executive approved by the Committee;

(ii)	the Committee’s allocation of that total value between stock options and performance share awards; and

(iii)	the value of a stock option and performance share award calculated at the grant date of January 2, 2009.

For award purposes, the value of a stock option is based on the Black-Scholes valuation model, which is the same method we use in our financial statements. The grant date dollar value of a performance share was determined using a valuation model provided by Hewitt which reflects, among other factors, the current market price of Rayonier common stock, the probability of attaining the performance criteria, vesting restrictions, the maximum award opportunity, termination provisions and the lack of payment or accrual of dividends during the performance period. Consistent with applicable accounting rules, we use a different performance share valuation model for financial statement purposes which is derived from a simulation model run after the awards are made. For 2010, the Performance Share Award Program was revised to eliminate the use of a valuation model to determine the grant date value of a performance share. Instead, the value will be determined based on the closing price of Rayonier stock on the grant date (see “2010 Compensation Decisions” on page 28).

For 2009, the Committee approved maintaining long-term incentive award values for the named executive officers at 2008 levels. However, in order to address the lower valuation and increased volatility of Rayonier common shares at 2008 year-end, and to limit the dilutive effect of lower-value equity awards, the long-term incentive award values approved by the Committee for each participant, including each of the named executive officers, were converted into a specified number of stock options and performance shares using the Black-Scholes and Hewitt valuation models discussed above, but based on a 10% premium to the closing price of a Rayonier common share on the award grant date (January 2, 2009). The use of a premium price of $33.29 per share, as opposed to the January 2 closing price of $30.26, resulted in a 9.1% reduction in the grant date value of awards from the full-dollar award values approved by the Committee, and a proportionate decrease in the total number of shares required for 2009 awards.

In determining the value of long-term incentive awards to the named executive officers in 2009, the Committee reviewed data from the Hewitt Survey and the proxy disclosures of compensation levels for the named executive officers at each of the 15 peer group companies under the 2008 Performance Share Award Program. Based on that data, the aggregate long-term incentive opportunities approved for the named executive officers were above the 75th percentile against the general industry companies but below the 75th percentile versus peer group companies.

For 2009, the Committee maintained the allocation of long-term incentive grant date value at 80% to performance share awards and 20% to stock options. We believe this mix is consistent with current market practices and makes efficient use of available shares, as the economic and incentive value of a Rayonier stock option is limited as a consequence of our shares’ relatively high dividend yield and historically low volatility.

Stock Options

2009 stock option awards to our named executive officers are shown on the “Grants of Plan-Based Awards” table on page 32.

Our stock option award program helps us:

•	motivate and reward superior performance on the part of executives and key employees;

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	encourage increased stock ownership in Rayonier by executives; and

•	maintain competitive levels of total compensation.

Each December, the Committee approves the annual stock option award for the upcoming year for selected executives and key employees, as well as the award date, on which the exercise price for the award is set. For annual grants the award date has historically been the first trading day in January. For 2009, options to purchase 229,030 shares of Rayonier stock were authorized for award to the named executive officers as a group.

Performance Shares

2009 grants of performance share awards for our named executive officers are shown on the “Grants of Plan-Based Awards” table on page 32.

Our Performance Share Award Program helps us to:

•	focus executives on the long-term creation of shareholder value;

•	provide an opportunity for executives to increase their stock ownership in Rayonier;

•	maintain competitive levels of total compensation; and

•	provide a retention incentive for our executives.

Under this program, a target award, expressed as a number of shares of Rayonier stock, is approved for each executive at the beginning of a 36-month performance period. Awards are approved by the Committee at its regular December meeting and the performance period begins on the following January 1. Awards granted for the performance period beginning January 1, 2009 (and ending December 31, 2011) are referred to as the “2009 Class” of performance share awards. 2009 Class target awards totaling 214,590 shares were awarded to the named executive officers as a group. The number of actual Rayonier shares “paid out” in respect of a performance share award is determined at the end of the performance period. The 2009 Class awards will be paid out in January 2012 after the end of the performance period on December 31, 2011.

The payout, if any, is based on the level of economic return we produce for our shareholders (referred to as “Total Shareholder Return,” or “TSR”) as compared to that produced by the 2009 Performance Share Peer Group companies listed on page 20 during the same period. We believe that Rayonier’s total shareholder return performance over a meaningful measurement period is the single most critical measure of overall management performance. TSR is calculated for the performance period based upon the return on a hypothetical investment in Rayonier shares versus the return on an equal hypothetical investment in each of the peer companies, in all cases assuming reinvestment of dividends.

The Committee annually considers the terms of our Performance Share Program and seeks to ensure that awards provide appropriate and competitive incentives and that the peer group is representative of our businesses and the investment alternatives available to investors, and allows for efficient administration of the program. As discussed above under “2009 Strategic Review of Executive Compensation”, the Committee approved a number of revisions to the Performance Share Award Program for 2009 to effectively “raise the bar” on the relative level of TSR required for a given award payout level, and to address the potential of strong relative TSR performance despite a negative absolute return to shareholders over the performance period.

Specifically, the 2009 Performance Share Award Program was revised to:

•	reduce the maximum payout level from 175% to 150% of target awards, regardless of relative performance, if Rayonier’s absolute TSR for the performance period is negative;

•	raise the threshold level of performance required for any payout from the 20th percentile to the 30th percentile;

•	raise the level of performance required for an “at target” award level payout from the 50th percentile to the 60th percentile;

•

provide for a linear payout scale for performance between threshold and the 60th percentile and between the 60th percentile and the 80th percentile, where the maximum payout level would be achieved; and

•	substitute Forestar Group, Inc. for Temple-Inland, Inc. in the peer group to address the split-up of Temple-Inland’s primary businesses.

The cumulative effect of these changes is to provide for a lower payout, compared to the 2008 Performance Share Award Program, for every level of performance below the 80th percentile.

Given such revisions, payout of the 2009 Class awards, if any, will be calculated based on our percentile TSR performance against the peer group, as follows:

Percentile Rank	Payout Level (Expressed As Percent of Target Award)
80th and Above	175%
61st – 79th	100%, plus 3.75% for each incremental percentile position over the 60th percentile
60th	100%
31st – 59th	30%, plus 2.33% for each incremental percentile position over the 30th percentile
30th	30%
Below 30th	0%

The Committee approved further revisions to the Performance Share Award Program for 2010 including changes to the payout scale and lowering of the maximum payout level from 150% to 100% if absolute TSR for the performance period is negative (see “2010 Compensation Decisions” at page 28).

Retirement Plans And Programs

We maintain the following plans and programs to provide retirement benefits to salaried employees, including the named executive officers:

•	the Rayonier Investment and Savings Plan for Salaried Employees;

•	the Retirement Plan for Salaried Employees of Rayonier;

•	the Rayonier Excess Benefit Plan;

•	the Rayonier Salaried Retiree Medical Plan; and

•	the Rayonier Excess Savings and Deferred Compensation Plan.

The Retirement Plan for Salaried Employees of Rayonier and the Rayonier Salaried Retiree Medical Plan were closed to new employees on January 1, 2006, so Mr. Thomas does not participate.

The benefits available under these Plans are intended to provide income replacement after retirement, either through a defined pension benefit, withdrawals from a 401(k) plan or deferred compensation, as well as access to quality healthcare. We place great value on the long-term commitment that many of our employees and named executive officers have made to us and wish to incentivize them to remain with the Company with a focus on building sustainable value over the long-term. Therefore, the Company has determined that it is appropriate to provide employees with competitive retirement benefits as part of their overall compensation package.

Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement. For a detailed description of our retirement plans, see the discussion following the “Pension Benefits” table on page 36. The Excess Savings and Deferred Compensation Plan is designed to provide employees with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal. For a detailed description of the Excess Savings and Deferred Compensation Plan, see the discussion following the “Nonqualified Deferred Compensation” table on page 37.

The Rayonier Salaried Retiree Medical Program provides salaried employees eligible for retirement with access to a Company-sponsored healthcare plan. In September 2008, the program was amended to shift retiree medical costs to the plan participants over a three-year period beginning January 1, 2009. We extend these benefits on an equivalent basis to all eligible retirees.

The Committee reviews these retirement benefit programs annually to evaluate their continued competitiveness. These programs are generally not considered in setting the level of key elements of compensation for the named executive officers.

Severance And Change In Control Plans

Severance Pay Plan.    The Severance Pay Plan for Salaried Employees provides severance benefits to all salaried employees of Rayonier, including the named executive officers, in the event their employment is terminated (other than “for cause” and other non-qualifying terminations defined in the plan). Upon execution of a satisfactory separation agreement, the severance benefit available to a named executive officer may range from 17 weeks to 26 weeks of base salary, plus an additional week of base salary for each year of service over one year.

Executive Severance Pay Plan.    The Committee recognizes that, as with all publicly-traded corporations, there exists the possibility of a change in control of Rayonier and that the uncertainty created by that possibility could result in the loss or distraction of senior executives, to the detriment of Rayonier and our shareholders. The Executive Severance Pay Plan, referred to in this discussion as the “Executive Plan,” reflects the Committee’s view that it is critical for executive retention to be encouraged and that the continued attention and dedication to duty of our senior executives be fostered, notwithstanding the possibility, threat, rumor, or occurrence of a change in control of Rayonier. In addition, the Executive Plan is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that may be in the best interests of our shareholders and other constituents without undue concern over whether the transaction would jeopardize the executives’ own employment or significantly disrupt or change the culture or environment of their employment.

The Executive Plan achieves these objectives by providing benefits to eligible executives designated by the Committee, which currently include all of our named executive officers, in the event of a change in control of the Company. The benefits include the vesting of outstanding stock option, performance share and restricted stock awards, without regard to whether or not the executive continues to be employed by the Company. In addition, if the executive is involuntarily terminated (other than for cause) within 24 months of the change in control, he or she will be entitled to enhanced severance benefits, which depend on the executive’s status as a Tier I or Tier II executive. The Executive Plan also provides that in the event of the imposition of an excise tax on the benefits paid, such benefits are to be “grossed-up” through the payment of an additional amount so that he or she would receive the same amount after tax as he or she would have received had there been no excise tax imposed.

The Executive Plan presently covers 12 executives: 7 are designated Tier I and 5 are designated Tier II. The Committee retains the discretion to include or exclude any executive, including the named executive officers, from the Executive Plan at any time prior to a change in control. At the present time, all of our named executive officers are included as Tier I executives.

The potential payments under the Executive Plan are calculated in the “Potential Payments Upon Termination or Change In Control” table on page 39. Such potential payments do not affect the Committee’s decisions regarding executive compensation, including base salary, annual bonus and long-term incentives.

Perquisites And Personal Benefits

Rayonier provides our named executive officers with limited perquisites that the Committee believes are reasonable and consistent with our desire to attract and retain talented executives. The Committee annually reviews the nature and value of perquisites and other personal benefits provided. Under our perquisites program, in addition to personal benefits that are available broadly to our employees, our named executive officers are eligible to participate in the following programs:

•	Executive Physical Program – Each executive-level employee of the Company is required to have a physical examination every other year until age 50, and every year after 50.

•

Senior Executive Tax and Financial Planning Program – This program provides reimbursement to nine senior executives (including the named executive officers) for expenses incurred for preparation of annual income tax returns and for financial and estate planning. Reimbursements are taxable to the recipient, and have historically been grossed-up for tax purposes. However, effective January 1, 2009, the tax gross-up on reimbursements under this program was eliminated. The annual reimbursement limit for 2009 was $25,000 for Mr. Thomas and $10,000 for all other participants.

The total cost of these programs to the Company with regard to our named executive officers for 2009 was $68,098. The Company does not pay car allowances (or provide company cars), personal club membership dues, home security expenses or allow personal use of chartered aircraft.

Share Ownership Requirements

We believe that share ownership requirements help to further focus the senior management team on the long-term success of our business and the interests of our shareholders. All executives at the Vice President level and higher are expected to acquire and hold, within three years after taking such position, Rayonier shares with a value equal to a designated multiple of their base salary. There are four tiers within senior management covered by ownership requirements. For the Chief Executive Officer, the requirement is four times base salary; for Executive Vice Presidents, three; for Senior Vice Presidents, two and for Vice Presidents, one. We also require that each director, within four years of joining our Board, maintain a minimum ownership interest in Rayonier at a level equal to four times the director’s annual equity retainer.

As of March 1, 2010, all directors and officers subject to our share ownership requirements had met their required level of ownership.

2010 Compensation Decisions

As discussed above under “2009 Strategic Review of Executive Compensation”, the Committee continued its strategic review of the Company’s executive compensation programs in 2009 to ensure such programs are appropriately designed and aligned with Rayonier’s business strategy, and that actual incentive compensation delivered to executives is appropriately correlated to returns delivered to shareholders. Working with its compensation consultant, the Committee held special meetings in April and May of 2009 to evaluate the historical performance of the Company’s existing incentive compensation programs and to consider potential alternative plan designs and award valuation processes. The Committee then worked with management on specific program design changes culminating in approval at its regular December 2009 meeting of the following revisions to the Annual Corporate Bonus Program, the Performance Share Award Program and the method of valuing performance share awards for 2010:

The Annual Corporate Bonus Program was revised to:

•

move to a true “corporate” program by eliminating the concept of business unit performance factors and “weighted” payout formulas for operations executives, and moving field operations executives out of the program and into their respective business unit gain share plans; and

•

providing the Committee with clear discretionary authority to adjust the overall bonus pool up or down for all participants other than the named executive officers, for whom the Committee’s authority remains limited to reducing the bonus pool.

It is unclear how these revisions will impact bonus awards for 2010.

The Performance Share Award Program was revised to:

•	eliminate use of a discount model to present value performance share awards;

•	revise the payout scale to increase the payout for top-tier performance from 175% to 200% of target;

•	cap awards at target levels, regardless of relative performance, if absolute total shareholder return over the performance period is negative;

•	provide for accrual of dividends and interest over the performance period for any performance shares ultimately earned; and

•	replace Abitibi/Bowater Inc. in the peer group, due to its bankruptcy, with Domtar Corporation.

Given the material reduction in the number of performance shares awarded due to elimination of the present value discount, the decisions to revise the payout scale and provide for the accrual of dividends with interest were based on the Committee’s desire to provide a comparable award opportunity, when compared to the 2009 Performance Share Program, for relative TSR performance at or above the 80th percentile versus the peer companies.

Report Of The Compensation And Management Development Committee

The Compensation and Management Development Committee of the Rayonier Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which is incorporated by reference into the Company’s 2009 Annual Report on Form 10-K filed with the SEC.

The Compensation and Management Development Committee

Carl S. Sloane, Chair	Richard D. Kincaid
C. David Brown, II	Ronald Townsend

SUMMARY COMPENSATION TABLE

This table discloses compensation for Rayonier’s Principal Executive Officer, Principal Financial Officer and the three other most highly compensated executive officers in the Company (the “named executive officers”) for 2007, 2008 and 2009.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) (3) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) (7) ($)	Total ($)
Lee M. Thomas Chairman, President and Chief Executive Officer	2009 2008 2007	871,827 895,385 686,539	— — —	3,312,436 3,671,587 4,771,150	511,640 569,250 492,492	1,312,500 787,500 1,700,000	— — —	95,409 134,527 147,753	6,103,812 6,058,249 7,797,934
Hans E. Vanden Noort Senior Vice President and Chief Financial Officer	2009 2008 2007	325,865 333,015 297,312	— — —	923,186 1,034,457 1,071,282	142,466 151,952 118,572	350,000 195,000 384,300	140,269 114,086 69,181	30,287 30,704 119,850	1,912,073 1,859,214 2,060,497
Paul G. Boynton Executive Vice President, Forest Resources and Real Estate	2009 2008 2007	362,635 362,673 318,269	— — —	923,186 1,034,457 1,321,154	142,466 151,952 165,808	400,000 145,000 422,500	132,327 121,030 80,191	27,817 360,256 113,265	1,988,431 2,175,368 2,421,187
Timothy H. Brannon Senior Vice President, Special Projects	2009 2008 2007	361,499 371,076 355,846	— — —	923,186 1,034,457 1,446,091	142,466 151,952 188,944	300,000 150,000 335,088	196,658 431,986 553,179	32,617 44,019 35,718	1,956,426 2,183,490 2,914,866
W. Edwin Frazier, III Senior Vice President, Chief Administrative Officer and Corporate Secretary	2009 2008 2007	329,061 339,897 304,835	— — —	923,186 1,034,457 1,321,154	142,466 151,952 165,808	335,000 195,000 359,638	187,976 156,141 108,494	30,009 31,688 116,338	1,947,698 1,909,135 2,376,267

(1)	For 2008, actual salaries paid slightly exceeded annual base salary levels due to our biweekly pay calendar which included a December 31 payroll. The 2007 salary for Mr. Thomas reflects a prorated amount based on his hire date in 2007.

(2)	Represents the aggregate grant date fair value for performance share and restricted stock awards computed in accordance with FASB ASC Topic 718. Values for awards subject to performance conditions are computed based on probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating these values may be found in Note 20 “Incentive Stock Plans” included in the notes to our financial statements in our 2009 Form 10-K and in Note 19 “Incentive Stock Plans” in our 2007 and 2008 Form 10-K.

(3)	The following amounts reflect the grant date award value assuming that the highest level of performance is achieved under the relevant Performance Share Award Program: For 2009, Mr. Thomas, $5,373,344; Messrs Vanden Noort, Boynton, Brannon and Frazier, $1,497,567. For 2008, Mr. Thomas, $6,114,938; Messrs Vanden Noort, Boynton, Brannon and Frazier, $1,722,782. For 2007, Mr. Thomas, $6,531,488; Mr. Vanden Noort, $1,487,736; Mr. Brannon, $2,112,418; Messrs Boynton and Frazier, $1,904,191. The 2007 values include restricted stock grants made to each Named Executive Officer for retention purposes in connection with the 2007 CEO succession process.

(4)	Represents awards under the 2009, 2008 and 2007 Annual Corporate Bonus Programs discussed in the Compensation Discussion and Analysis beginning on page 21.

(5)	Represents: (a) the annual change in actuarial present value of the participants’ pension benefit under the Company’s retirement plans; and (b) for 2007, the above market interest on non-qualified deferred compensation. Excess Base Salary and Annual Bonus Deferral account balances earn a rate of return equal to 10-Year Treasury Notes (adjusted monthly) plus 1.5 percent. Under SEC regulations, any returns on non-qualified deferred compensation in excess of 120% of the applicable federal long-term rate are considered above market interest and must be reported. No above market interest was paid in 2008 or 2009. For 2007, Mr. Boynton was paid $784 in above market interest.

(6)	These amounts include Company contributions to the Rayonier Investment and Savings Plan for Salaried Employees, a 401(k) Plan; premiums for group life insurance; reimbursement of expenses incurred under the Senior Executive Tax and Financial Planning Program; reimbursement of spousal travel to an offsite Board meeting in 2007; restricted stock dividends and accrued interest in 2007; and the costs of mandatory executive physical examinations. In addition, Mr. Thomas received $8,500 in Board of Director fees prior to becoming Chief Executive Officer in March 2007. As amounts reimbursed under the Senior Executive Tax and Financial Planning Program and for spousal travel are considered taxable, the following tax reimbursements were provided for 2008: Mr. Thomas, $6,706; Mr. Vanden Noort, $5,533; Mr. Brannon, $9,360; Mr. Boynton, $5,736; and Mr. Frazier, $5,991. For 2007, the following tax reimbursements were provided: Mr. Thomas, $14,765; Mr. Vanden Noort, $5,851; Mr. Brannon, $5,562; Mr. Boynton, $5,815; and Mr. Frazier, $6,415. In 2009, the Company eliminated tax reimbursements under the Senior Executive Tax and Financial Planning Program. In 2009, Mr. Boynton received $251 in relocation costs along with a relocation tax reimbursement of $144. In 2008, Mr. Boynton received $231,147 in relocation costs along with a relocation tax reimbursement of $97,009. In 2007, Mr. Thomas received $50,235 in relocation costs along with a relocation tax reimbursement of $17,116. In 2009, Mr. Thomas received $73,246 in excess savings contributions which includes a 3% retirement contribution discussed in the narrative following the Nonqualified Deferred Compensation table on page 37.

(7)	All amounts reflect actual expenses incurred and paid by the Company in providing these benefits.

GRANTS OF PLAN-BASED AWARDS

This table discloses 2009 stock option, performance shares and restricted stock awards along with potential payouts under the 2009 Annual Corporate Bonus Program for the named executive officers.

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Lee M. Thomas	—	12/11/08	0	875,000	1,750,000
	1/2/09	12/11/08				30,441	101,470	177,573				3,312,436
	1/2/09	12/11/08								108,350	30.26	511,640
Hans E. Vanden Noort	—	12/11/08	0	215,150	430,300
	1/2/09	12/11/08				8,484	28,280	49,490				923,186
	1/2/09	12/11/08								30,170	30.26	142,466
Paul G. Boynton	—	12/11/08	0	340,000	680,000
	1/2/09	12/11/08				8,484	28,280	49,490				923,186
	1/2/09	12/11/08								30,170	30.26	142,466
Timothy H. Brannon	—	12/11/08	0	240,500	481,000
	1/2/09	12/11/08				8,484	28,280	49,490				923,186
	1/2/09	12/11/08								30,170	30.26	142,466
W. Edwin Frazier, III	—	12/11/08	0	217,750	435,500
	1/2/09	12/11/08				8,484	28,280	49,490				923,186
	1/2/09	12/11/08								30,170	30.26	142,466

(1)	2009 annual equity grants were approved in December 2008 and effective the first trading day of January 2009. For the Non-Equity Incentive Plan Awards, the approval date reflects the date on which the Compensation Committee approved the performance criteria under the 2009 Annual Corporate Bonus Program.

(2)	Reflects potential awards under the 2009 Annual Corporate Bonus Program. Awards can range from 0% to 200% of the target award. See the “Annual Bonus Awards” section of the Compensation Discussion and Analysis beginning on page 21. The actual amount earned by each named executive officer in 2009 is reflected in the Summary Compensation Table on page 30 under the “Non-Equity Incentive Plan Compensation” column.

(3)	Reflects potential awards, in number of shares, under the 2009 Class Performance Share Award Program. Awards can range from 0% to 175% of the target award. Please refer to the “Performance Shares” section of the Compensation Discussion and Analysis on page 25.

(4)	Reflects annual stock option awards for 2009. The exercise price of all awarded stock options is equal to the composite closing price of Rayonier shares on the New York Stock Exchange on the award grant date. The awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the award date, and expire on the tenth anniversary of the award date or earlier upon certain terminations of employment.

(5)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

As discussed in the Compensation Discussion and Analysis on page 20, the Summary Compensation Table and Grants of Plan-Based Awards Table reflect that, consistent with the Compensation Committee’s stated philosophy, the majority of total compensation for named executive officers for 2009 was allocated to performance-based incentives. Performance-based incentive awards are discussed in further detail in the Compensation Discussion and Analysis beginning on page 21.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table discloses outstanding stock option, performance shares and restricted stock awards for the named executive officers as of December 31, 2009.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable (1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Lee M. Thomas	0	108,350	30.26	01/02/09	01/01/19
	25,000	50,000	46.59	01/02/08	01/02/18
	32,800	16,400	44.50	03/01/07	03/01/17
						50,000	2,108,000
								177,572	7,486,436
								131,250	5,533,500
								96,775	4,080,034
Hans E. Vanden Noort	0	30,170	30.26	01/02/09	01/01/19
	6,674	13,346	46.59	01/02/08	01/02/18
	8,200	4,100	41.03	01/03/07	01/03/17
	14,400	0	41.34	01/03/06	01/03/16
	15,000	0	32.27	01/03/05	01/03/15
	10,500	0	27.47	12/30/03	01/01/14
						10,000	421,600
								49,490	2,086,498
								36,978	1,558,992
								25,375	1,069,810
Paul G. Boynton	0	30,170	30.26	01/02/09	01/01/19
	6,674	13,346	46.59	01/02/08	01/02/18
	11,467	5,733	41.03	01/03/07	01/03/17
	24,400	0	41.34	01/03/06	01/03/16
	30,000	0	32.27	01/03/05	01/03/15
	30,000	0	27.72	01/02/04	01/02/14
						10,000	421,600
								49,490	2,086,498
								36,978	1,558,992
								35,525	1,497,734

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable (1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Timothy H. Brannon	0	30,170	30.26	01/02/09	01/01/19
	6,674	13,346	46.59	01/02/08	01/02/18
	13,067	6,533	41.03	01/03/07	01/03/17
	28,400	0	41.34	01/03/06	01/03/16
	45,000	0	32.27	01/03/05	01/03/15
	23,000	0	27.72	01/02/04	01/02/14
						10,000	421,600
								49,490	2,086,498
								36,978	1,558,992
								40,600	1,711,696
W. Edwin Frazier, III	0	30,170	30.26	01/02/09	01/01/19
	6,674	13,346	46.59	01/02/08	01/02/18
	11,467	5,733	41.03	01/03/07	01/03/17
	24,400	0	41.34	01/03/06	01/03/16
	30,000	0	32.27	01/03/05	01/03/15
	30,000	0	27.72	01/02/04	01/02/14
						10,000	421,600
								49,490	2,086,498
								36,978	1,558,992
								35,525	1,497,734

(1)	Option awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the grant date.

(2)	Represents 2007 restricted stock awards vesting as follows: Mr. Thomas, 7,500 shares on March 1, 2010, 17,500 shares on March 1, 2011 and 25,000 shares on March 1, 2012; Messrs. Vanden Noort, Brannon, Boynton and Frazier, 10,000 shares each vesting on February 28, 2010.

(3)	Value based on the December 31, 2009 closing share price of $42.16.

(4)	Represents awards under the Performance Share Award Program for 2009, 2008 and 2007, each with a 36-month performance period. As required, this disclosure reflects the maximum potential award payout. Under the Performance Share Award Program, the actual award value can range from zero to the maximum shown. See the “Performance Shares” section of the Compensation Discussion and Analysis on page 25.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Lee M. Thomas	—	—	—	—
Hans E. Vanden Noort	—	—	14,438	405,997
Paul G. Boynton	20,062	464,708	24,338	684,385
Timothy H. Brannon	129,722	2,496,150	28,463	800,380
W. Edwin Frazier, III	—	—	24,338	684,385

(1)	Represents payouts under the 2006 Class Performance Share Award Program for Messrs. Vanden Noort, Boynton, Brannon and Frazier.

PENSION BENEFITS

The following table illustrates the present value of accumulated benefits payable under the Retirement Plan for Salaried Employees of Rayonier Inc., a tax qualified retirement plan (the “Retirement Plan”), and the Rayonier Inc. Excess Benefit Plan, a non-qualified retirement plan (the “Excess Plan”), at the earliest eligible retirement age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Lee M. Thomas	Rayonier Salaried Employees Retirement Plan	n/a	n/a	n/a
	Rayonier Excess Benefit Plan	n/a	n/a	n/a
Hans E. Vanden Noort	Rayonier Salaried Employees Retirement Plan	8.2	211,464	—
	Rayonier Excess Benefit Plan	8.2	266,374	—
Paul G. Boynton	Rayonier Salaried Employees Retirement Plan	10.7	211,928	—
	Rayonier Excess Benefit Plan	10.7	348,459	—
Timothy H. Brannon (2)	Rayonier Salaried Employees Retirement Plan	37.5	620,377	—
	Rayonier Excess Benefit Plan	37.5	2,851,233	—
W. Edwin Frazier, III	Rayonier Salaried Employees Retirement Plan	10.6	303,841	—
	Rayonier Excess Benefit Plan	10.6	439,352	—

(1)	Determined using the assumptions that applied for FASB ASC Topic 715 disclosure as of December 31, 2009. These assumptions include the RP-2000 mortality table and an interest rate of 5.8%. Employees are assumed to retire at the earliest age that they will be eligible for an unreduced pension (i.e., age 60 and 15 years of service or age 65). Mortality is assumed from that date only. Benefits are assumed to be paid in the normal form of payment which is a life annuity for single employees and the 90/50 survivor form for married employees

(2)	Mr. Brannon is currently eligible for unreduced retirement benefits under the Retirement Plan and the Excess Benefit Plan.

The Retirement Plan is a tax-qualified retirement plan covering substantially all eligible salaried employees hired prior to January 1, 2006. Mr. Thomas is not eligible for the Retirement Plan because he was hired after January 1, 2006. This Plan provides income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service. The costs of benefits under the Retirement Plan are borne entirely by the Company. Consistent with our desire that salaried employees take a more active role in saving for retirement, this benefit was replaced by an increased retirement contribution under the Rayonier Investment Savings Plan for Salaried Employees for new salaried employees effective January 1, 2006.

For the period through December 31, 2003, the annual pension amounts to two percent of a member’s average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member’s average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the member’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to one and one-half percent of a member’s final average compensation for each year of benefit service to a maximum of 40 years.

A member is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. Normal retirement is at age 65. The Retirement Plan also provides for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Reduced benefits are available at age 55 with at least 10 years of service (“Standard Early Retirement”) or as early as age 50 with age plus eligibility service equal to at least 80 or age 55 with at least 15 years of eligibility service (“Special Early Retirement”). The plan benefit for a member eligible for Standard Early Retirement will be reduced by 3% for each year of age under 65 (e.g., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a member eligible for Special Early Retirement will receive a 5% reduction for each year of age under 60 (e.g., age 59 would result in 95% of the benefit payable).

A member’s average final compensation includes salary and approved bonus payments calculated under the Retirement Plan as follows: (1) the member’s average annual base salary for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average, plus (2) the member’s average approved bonus payments for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average.

Rayonier has adopted the Excess Plan to meet the retirement needs of a small segment of its salaried employee population affected by limiting federal legislation. Applicable federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds the IRS Code Section 415 limitations or whose benefit is limited on account of the IRS Code Section 401(a)(17) limitation on compensation are participants in the Excess Plan. Where applicable, retirement benefits earned under the former ITT excess plan have been carried forward to Rayonier and have been incorporated in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan are eligible under the Excess Plan. We believe the extension of these benefits to executives is consistent with historic and current market practice for companies offering qualified defined benefit plans.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1) (2)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions in Last FY ($)	Aggregate Balance at Last FYE ($) (2)
Lee M. Thomas	30,310	72,346	8,622	—	227,504
Hans E. Vanden Noort	10,915	6,953	3,323	—	86,940
Paul G. Boynton	7,518	5,099	14,800	—	331,525
Timothy H. Brannon	10,332	5,444	8,726	—	205,229
W. Edwin Frazier, III	850	3,446	2,081	—	50,426

(1)	All executive and company contributions in the last fiscal year are reflected as compensation in the Summary Compensation Table on page 30.

(2)	To the extent that a participant was a named executive officer in prior years, executive and company contributions included in the Aggregate Balance at Last FYE column have been reported as compensation in the Summary Compensation Table for the applicable year. The registrant contribution for Mr. Thomas includes the 3% retirement contribution discussed below since he was hired after January 1, 2006 and is not eligible to participate in the Retirement Plan.

The Rayonier Inc. Excess Savings and Deferred Compensation Plan (the “Excess Savings Plan”) is a nonqualified, unfunded plan that consists of two components, an Excess Savings component (a supplement to the Rayonier Investment Savings Plan for Salaried Employees (the “Savings Plan”)) and an Excess Base Salary and Bonus Deferral component.

The Savings Plan, a qualified 401(k) plan, is designed to encourage salaried employees to save and invest for retirement. Under this Plan, employees may contribute up to the annual IRS limits on a pre-tax basis. The Company will match such contributions at a rate of $.60 for each $1.00 up to 6% of the employee’s base salary. In addition, the Company will make an annual retirement contribution to each participant’s account equal to 3% of base salary and annual bonus for employees hired after January 1, 2006, or .5% of base salary for employees hired before 2006. The retirement contribution was increased, and automatic enrollment of all new salaried employees in the Savings Plan implemented, coincident with the closing of our defined benefit pension plan to new salaried employees effective January 1, 2006. This change reflects our desire that salaried employees take a more active role in planning, saving and investing for retirement.

Rayonier contributions to the Savings Plan, both matching and retirement contributions, vest at a rate of 20% per year over the participant’s first five years of employment, and are made in the form of Rayonier stock in order to encourage employee share ownership. However, employees are free to transfer Company contributions to other investment options available under the Savings Plan immediately.

The Excess Savings Plan supplements the Savings Plan by providing employees with Rayonier contributions lost due to the federal tax regulations limiting employee contributions to defined contribution plans (401(k)). Participants can contribute up to 6% of total base salary. The Company contributes up to 3.6% of total base salary (reduced by the regular matching contributions made under the Savings Plan). Amounts contributed, and the Rayonier match, are unsecured, but earn a return equal to 120% of the applicable federal long-term rate (adjusted monthly). Excess Savings participants may elect to receive a lump sum or annual installments upon termination of employment.

The Excess Base Salary and Bonus Deferral component of the Excess Savings Plan allows employees with a base salary in excess of $170,000 the opportunity to defer up to 100% of their base salary and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the 10 year treasury rate plus

1.50% (adjusted monthly). Excess Base Salary Deferral and Annual Bonus Deferral participants may elect to receive a lump sum or annual installments not to exceed fifteen years upon termination of employment or a specific date. The purpose of the salary and bonus deferral program is to provide employees with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal.

All named executive officers were eligible and participating in the Excess Savings component of this Plan in 2009. While all named executive officers were eligible, only Messrs. Boynton and Brannon participated in the Excess Base Salary and Bonus Deferral component in 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects potential termination or change in control payments to named executive officers if a triggering event were to have occurred on December 31, 2009. All payments are as provided under the Executive Severance Pay Plan (the “Executive Plan”) discussed on page 27 of the Compensation Discussion and Analysis.

Name	Scheduled Severance (1)	Bonus Severance (2)	Pension / 401(k) Benefit (3)	Medical / Welfare, Tax and Outplacement Benefits (4)	Acceleration of Equity Awards (5)	Other	Excise Tax Reimburse- ments (6)
Lee M. Thomas
Voluntary termination	—	—		—	—	—	—
Terminated for cause	—	—		—	—	—	—
Retirement	—	—		—	—	—	—
Change in Control	—	—		—	17,288,874	—	7,121,166
Involuntary or voluntary for good reason termination after change in control	2,625,000	5,100,000	326,250	84,822	—	—	3,334,591
Hans E. Vanden Noort
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	4,606,322	—	1,705,012
Involuntary or voluntary for good reason termination after change in control	993,000	1,152,900	268,548	71,847	—	—	989,802
Paul G. Boynton
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	5,036,091	—	—
Involuntary or voluntary for good reason termination after change in control	1,275,000	1,267,500	270,445	72,140	—	—	2,592,795
Timothy H. Brannon
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	4,983,136	—	—
Involuntary or voluntary for good reason termination after change in control	1,110,000	1,005,264	648,321	65,419	—	—	2,428,441
W. Edwin Frazier, III
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	5,036,091	—	1,686,139
Involuntary or voluntary for good reason termination after change in control	1,005,000	1,078,914	332,679	71,847	—	—	988,950

(1)	Represents the executive’s base pay times the applicable tier multiplier under the Executive Plan (3 times for Tier I).

(2)	Represents three times the greater of: (i) the highest annual bonus received over the three years preceding the termination of employment; (ii) the target bonus for the year in which the change in control occurred; or (iii) the target bonus in the year of termination.

(3)	Represents the actuarial value of an additional three years of eligibility service and age under the Company’s retirement plans and three additional years participation in the Savings Plan at the executive’s current contribution levels.

(4)	Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier; (ii) the value of the executives annual tax and financial planning allowance of $25,000 for Mr. Thomas and $10,000 for Messrs. Vanden Noort, Boynton, Brannon and Frazier; and, (iii) up to $30,000 in outplacement services.

(5)	For stock option awards, the value was calculated as the difference between the closing price of the Company stock on December 31, 2009 and the option exercise price. Performance share and restricted stock awards were valued using the closing price of the Company stock on December 31, 2009.

(6)	Upon a change in control, executives may be subject to excise tax under Section 280G of the Internal Revenue Code. The Excise Tax Reimbursement column represents the excise tax as well as any excise and income taxes payable as a result of the excise tax reimbursement. The amounts in the table are based on a 280G excise tax rate of 20 percent, 35 percent federal income tax and 1.45 percent Medicare tax.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. As a result, payments under the Severance Pay Plan, described on page 27, which may be payable upon a termination other than in the context of a change in control, are not included in the table. Amounts that would be distributed pursuant to our nonqualified deferred compensation plans are indicated in the Nonqualified Deferred Compensation table on page 37. Other than as reflected in the table and footnote (3) above, amounts that would be distributed pursuant to our tax-qualified and non-qualified retirement plans are indicated in the Pension Benefits table on page 35.

A termination by an executive within two years after a change in control would generally be for “good reason” if it results from: (i) a significant diminution in the executive’s position or the assignment to the executive of any duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the change in control; (ii) any material reduction in the executive’s salary, bonus opportunities, benefits or other compensation; (iii) the relocation of the executive’s principal place of business by more than 35 miles from his or her previous principal place of business; or (iv) any termination of the Executive Plan other than by its express terms. Regardless of whether a change in control had occurred, an executive would not be entitled to payments under the Executive Plan if he or she was terminated for cause. A termination of an executive generally would be for “cause” if it was due to: (i) the willful and continued refusal of the executive to substantially perform his or her employment duties following written notification by our Board; or (ii) engagement by the executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company, including an indictment or charge by any prosecuting agency with the commission of a felony.

The Company may condition payment of a portion of an executive’s severance benefits (generally, up to three times base salary) upon his or her agreement to adhere to confidentiality covenants as well as to refrain from disparaging the Company or its products; competing directly with the Company; inducing clients from reducing or terminating their business with the Company; or inducing certain employees to terminate employment or service with the Company. These covenants would generally remain in effect for the shorter of one year from the executive’s termination or two years following a change in control, except that the confidentiality covenants would remain in effect for the longer of two years from the executive’s termination or three years following a change in control. By accepting the conditioned payments, an executive will be deemed to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any equitable proceeding that may be brought by the Company to enforce such covenants.

Unless otherwise indicated, all cash payments would be made by the Company in a lump sum, although the timing of some payments and benefits may be delayed for six months after termination in accordance with Internal Revenue Code Section 409A, which regulates deferred compensation. The Company has established two rabbi trusts related to the Executive Plan. One is designed to defray the legal costs incurred by the executives in enforcing their rights under the Executive Plan were the Company not to meet its obligations. The Company has transferred $250,000 per participant to this trust. Were there to be a change in control of Rayonier, the Company would transfer to the second trust an amount sufficient to satisfy the cash payments that would be required to be paid in the event of a qualifying termination of executives covered under the Executive Plan.

In addition to being covered by the Executive Plan, Mr. Boynton was covered under a Key Employee Retention Agreement which was entered into in December 2003 (and amended March 2006) to provide a retention incentive to him. This agreement expired on December 31, 2009. The agreement would have been triggered if Mr. Boynton’s employment (i) was terminated in connection with a sale of an operating subsidiary of Rayonier or of a controlling interest in any such subsidiary; or (ii) terminated by the successor corporation without cause or by Mr. Boynton for good reason within 12 months of the sale. Payment under the agreement would have equaled the benefits to which he would be entitled to under the Executive Plan, including vesting of stock options and performance share awards, had his employment been terminated in connection with a change in control of Rayonier. The Agreement also provided that if Mr. Boynton was actively involved in completing such an operating subsidiary sale at Rayonier’s request, whether or not his employment was terminated, he would have received a payment between 80% and 120% of the benefits he would have been entitled to under the Executive Plan in the event of a termination of his employment following a change in control. This agreement conditioned payment of these benefits upon the execution of a mutually satisfactory release from claims arising out of Mr. Boynton’s employment or termination from the Company as well as commitments relating to confidentiality and cooperation in any future audit or litigation.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant commitment of time and responsibility required of directors in fulfilling their duties, as well as the skill and experience level required. Similar to executive officers, directors are subject to a minimum share ownership requirement.

Cash Compensation Paid To Non-Management Directors

Non-management director compensation is set by the Board at the recommendation of the Nominating Committee. For the 2009-2010 period, each non-management director receives the following cash compensation (which is prorated for partial year service): (i) an annual cash retainer of $40,000 payable in equal quarterly installments; (ii) an additional annual retainer of $10,000 for the Audit and Compensation Committee chairs and $5,000 each for the chairs of the Finance Committee and the Nominating Committee (payable in quarterly installments); (iii) meeting fees as follows: (A) $2,000 per Board meeting attended; (B) $2,000 per Audit Committee meeting attended; (C) $1,500 per Committee meeting attended other than the Audit Committee; (iv) $2,000 for each business trip taken at the request of management to one of the Company’s facilities for a business purpose other than a Board or Committee meeting; and (v) $2,000 for any other business trip taken at the request of management. The fee for a director’s telephonic participation in a non-telephonic meeting of the Board or any Committee is one-half the otherwise applicable fee.

Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director becomes 72 or the conclusion of the director’s term, or upon termination as a director, if prior to age 72. Any deferred amounts earn interest at a rate equal to the Prime Rate as reported in The Wall Street Journal and is compounded annually (the “Prime Rate”).

Annual Equity Awards

For the 2009-2010 period, each non-management director received a restricted stock award of 1,500 shares (prorated for partial year service) vesting on the one year anniversary of the date of grant (May 20, 2010), assuming continued service through the vesting period. Dividends on restricted stock awards accrue in a separate account and are paid upon vesting together with interest equal to the Prime Rate. A comparable 2010-2011 restricted stock award for non-management directors is expected to be made after the Annual Meeting.

Other Fees

Fees for the Lead Director are established by the Board upon the recommendation of the Nominating Committee. The current annual cash retainer for the Lead Director is $10,000, payable in quarterly installments.

Other Compensation And Benefits

The Directors’ Charitable Award Program, established in 1995, allows directors to nominate up to five organizations to share a total contribution of $1 million from The Rayonier Foundation, a tax-exempt charitable foundation funded by the Company. The Program was discontinued for new directors effective January 1, 2004. As a result, only three current directors participate in this program, Messrs. Kirk, Sloane and Townsend. Eight retired directors also participate. The contributions will be made in ten annual installments after the death of any eligible participant. The Company has acquired joint life insurance contracts on the lives of eligible participants, the proceeds of which will be adequate to fund the necessary contributions to The Rayonier Foundation, as well as the premium costs of the contracts. Directors receive no financial benefit from this program since the charitable deduction and insurance proceeds accrue solely to the Company.

Director Compensation Table

The following table provides compensation information for the one-year period ended December 31, 2009 for each member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($)		Total ($)
Brown, II, C. David	84,500		56,835	3,114	(2)	144,449
Bush, John E.	83,500		56,835	709	(2)	141,044
Hance, Jr., James H.	91,500		56,835	3,114	(2)	151,449
Kincaid, Richard D.	81,000		56,835	3,114	(2)	140,949
Kirk, Jr., Paul G.	55,000	(3)	56,835	3,114	(2)	114,949
Martin, V. Larkin	78,000		56,835	3,114	(2)	137,949
Oskin, David W.	54,474		63,830	137	(2)	118,441
Sloane, Carl S.	82,500		56,835	41,835	(4)	181,170
Thomas, Lee M. (5)	—		—	—		—
Townsend, Ronald	84,460	(6)	56,835	41,275	(4)	182,570

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 20 “Incentive Stock Plans” included in the notes to our financial statement in our 2009 Form 10-K. All awards reflect the May 2009 awards of 1,500 shares of restricted stock to each director. Mr. Oskin’s award also reflects a grant of 271 shares of restricted stock granted upon his joining the Board in March 2009. Mr. Kirk’s May 2009 award was reduced to 518 shares given his resignation effective September 23, 2009 and upon his re-appointment to the Board on March 1, 2010, he received a pro-rata grant of 337 shares of restricted stock. Neither of these subsequent transactions is reflected in the above table.

(2)	Represents accrued dividends and interest on restricted stock awards during 2009.

(3)	Includes $7,500 in Lead Director fees.

(4)	Represents accrued dividends and interest on restricted stock awards during 2009, $560 in spousal travel expenses for Mr. Sloane (grossed-up) and a $38,161 life insurance premium associated with the Directors’ Charitable Award Program. For the remaining directors eligible to participate in the Directors’ Charitable Award Program, policy premiums were paid prior to 2009. Additional policy premiums may be required in the future based on insurance company crediting rates.

(5)	Mr. Thomas, as an executive officer of Rayonier, was not compensated for service as a director. See the Summary Compensation Table on page 30 for compensation information relating to Mr. Thomas during 2009.

(6)	Includes $3,460 in Lead Director fees.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the holdings of persons known to us to beneficially own more than five percent of the outstanding Common Shares.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class
BlackRock, Inc 40 East 52nd Street New York, NY 10022	7,045,209	(1)	8.87%

First Eagle Investment Management, LLC (formerly known as Arnhold and S. Bleichroeder Advisors, Inc.) 1345 Avenue of the Americas New York, NY 10105	6,135,731	(2)	7.71%

(1)	Holdings and percent of class as of December 31, 2009 as reported to the Securities and Exchange Commission on Schedule 13G on January 29, 2010, indicating sole voting and dispositive power over all shares.

(2)	Holdings and percent of class as of December 31, 2009 as reported to the Securities and Exchange Commission on Schedule 13G/A on February 10, 2010, indicating sole voting and dispositive power over all shares.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table gives information concerning Common Shares beneficially owned as of March 1, 2010 by each of the Company’s directors, each of the named executive officers and all directors and executive officers as a group. All Common Shares listed below are owned directly by the individual concerned unless otherwise indicated:

	Beneficial Ownership
Name of Beneficial Owner	(A) Common Shares Owned		(B) Column (A) as Percent of Class	(C) Exercisable Stock Options (1)	(D) Sum of Columns (A) and (C) as Percent of Class
C. David Brown, II	7,318	(2)	*	-0-	*
John E. Bush	2,196	(2)	*	-0-	*
James H. Hance, Jr.	23,875	(2)	*	-0-	*
Richard D. Kincaid	8,376	(2)	*	-0-	*
Paul G. Kirk, Jr.	22,044	(2)	*	-0-	*
V. Larkin Martin	4,172	(2)	*	-0-	*
David W. Oskin	1,771	(2)	*	-0-	*
Carl S. Sloane	19,762	(2)	*	-0-	*
Lee M. Thomas	127,822	(2)(3)	*	135,317	*
Ronald Townsend	9,225	(2)(4)	*	-0-	*
Paul G. Boynton	140,591	)(3)	*	95,004	*
Timothy H. Brannon	236,478	(3)	*	139,404	*
W. Edwin Frazier, III	100,590	(3)	*	125,004	*
Hans E. Vanden Noort	78,058	(3)	*	75,604	*
Directors and executive officers as a group (19 persons)	1,004,116	(2)(3)	1.26%	793,923	2.25%

*	Less than 1%.

(1)	Pursuant to SEC regulations, shares receivable through the exercise of employee stock options that are exercisable within 60 days after March 1, 2010 are deemed to be beneficially owned as of March 1, 2010.

(2)	Includes outstanding unvested restricted stock awards as follows: Mr. Brown, 1,500; Mr. Bush, 1,500; Mr. Hance, 1,500; Mr. Kincaid, 1,500; Mr. Kirk, 855; Ms. Martin, 1,500; Mr. Oskin, 1,500; Mr. Sloane, 1,500; Mr. Thomas, 42,500; Mr. Townsend, 1,500; and all directors and executive officers as a group, 55,355.

(3)	Includes the following share amounts allocated under the Savings Plan to the accounts of: Mr. Thomas, 797; Mr. Boynton, 5,924; Mr. Brannon, 8,542; Mr. Frazier 174; Mr. Vanden Noort, 4,113; and all directors and executive officers as a group, 50,980.

(4)	Includes 7,725 shares pledged as security, including shares held by brokers in margin loan accounts whether or not there are loans outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require Rayonier directors and executive officers, and persons who own more than ten percent of the outstanding Common Shares, to file with the SEC initial reports of ownership and reports of changes in ownership of any equity securities of the Company. To our knowledge, based solely on representations by these individuals that no additional reports needed to be filed, all reports required to be filed during 2009 were filed on a timely basis on behalf of all persons subject to these requirements except that the January 2009 equity award grants to executive officers were reported one day late due to an administrative error.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 regarding all compensation plans under which equity securities of the Company are authorized for issuance. The number of securities underlying outstanding awards and the weighted average exercise price shown have been adjusted to reflect our June 2003 and October 2005 3-for-2 stock splits and our December 2003 special stock dividend.

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(A))
Equity compensation plans approved by security holders	3,804,413	(1)	$34.23	2,607,479	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	3,804,413		$34.23	2,607,479

(1)	Consists of 2,379,432 outstanding stock options awarded under the 1994 Incentive Stock Plan and the Rayonier Incentive Stock Plan and 1,424,981 performance shares (assuming maximum payout) awarded under the Rayonier Incentive Stock Plan.

(2)	Consists of shares available for future issuance under the Rayonier Incentive Stock Plan.

The above information is as of December 31, 2009. As of March 10, 2010, column (A) would equal 3,949,221 shares consisting of 2,510,356 options with an average exercise price of $35.48 and 1,438,865 performance shares (assuming maximum payout). In addition, there are 90,155 issued restricted shares that have not vested and remain subject to forfeiture. As of March 10, 2010, column (C) would equal 1,944,339.

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and hold office for such terms as determined by the Board of Directors. Set forth below is information regarding the current executive officers of the Company who are not also serving as directors:

Paul G. Boynton, 45, Executive Vice President, Forest Resources and Real Estate—Mr. Boynton joined Rayonier in 1999 as Director, Specialty Pulp Marketing and Sales. He was elected Vice President, Performance Fibers Marketing and Sales in October 1999, Vice President, Performance Fibers in January 2002, Senior Vice President, Performance Fibers effective July 2002, Senior Vice President, Performance Fibers and Wood Products effective January 2008 and to his current position effective November 2009. Prior to joining Rayonier, he held positions with 3M Corporation from 1990 to 1999, most recently as Global Brand Manager, 3M Home Care Division (global manufacturer and marketer of cleaning tool products). He holds a B.S. in Mechanical Engineering from Iowa State University, an M.B.A. from the University of Iowa, and graduated from the Harvard University Graduate School of Business Advanced Management Program.

Timothy H. Brannon, 62, Senior Vice President, Special Projects—Mr. Brannon joined Rayonier in 1972 at its Southern Wood Piedmont subsidiary (SWP). He was named Vice President and Chief Operating Officer of SWP in 1983 and President in 1992. Mr. Brannon was elected Rayonier’s Vice President and Director, Performance Fibers Marketing and Sales in 1994, Vice President, Asia Pacific and Managing Director, Rayonier New Zealand in 1998, Senior Vice President, Forest Resources and Wood Products effective March 2002 and to his current position effective November 2009. He holds a B.A. in Psychology from Tulane University and graduated from the Harvard University Graduate School of Business Advanced Management Program.

W. Edwin Frazier, III, 52, Senior Vice President, Chief Administrative Officer and Corporate Secretary—Mr. Frazier joined Rayonier in 1999 as Assistant General Counsel, was promoted to Associate General Counsel in 2000 and elected Corporate Secretary in 2001. He was named Vice President, Governance and Corporate Secretary in 2003, Senior Vice President, Administration and Corporate Secretary in July 2004 and was

promoted to his current position in January 2008. From 1991 to 1999, Mr. Frazier was a member of the legal department of Georgia-Pacific Corporation (a global manufacturer and marketer of tissue, packaging, paper, building products and related chemicals), last serving as Chief Counsel, Corporate. Prior to that, he practiced corporate law with Troutman Sanders in Atlanta. Mr. Frazier holds a B.S. in Business Administration from the University of Tennessee, a J.D. from Emory University and graduated from the Harvard University Graduate School of Business Advanced Management Program.

Michael R. Herman, 47, Vice President, General Counsel and Assistant Secretary—Mr. Herman joined Rayonier in 2003 as Vice President and General Counsel and was elected to his current position in October 2003. Prior to joining Rayonier, he served as Vice President and General Counsel of GenTek Inc. (a publicly-traded global manufacturing conglomerate) and in other positions in GenTek’s legal department from 1992 to August 2003. GenTek filed a voluntary petition for protection under Chapter 11 of the Federal Bankruptcy Code in the Bankruptcy Court for the District of Delaware in October 2002, and the Bankruptcy Court approved a plan of reorganization in November 2003 which resulted in GenTek’s emergence from bankruptcy. Mr. Herman was previously counsel to IBM’s Integrated Systems Solutions Corporation and an associate with the law firm of Shearman & Sterling. He holds a B.A. in Economics and English from Binghamton University and a J.D. from St. John’s University School of Law.

Joseph L. Iannotti, 50, Vice President and Corporate Controller—Mr. Iannotti joined Rayonier in April 2001 as Assistant Controller, Financial Reporting. Prior to joining Rayonier, Mr. Iannotti was with Bowater Incorporated (a publicly-traded producer of a wide range of newsprint, commercial printing papers, market pulp and wood products) for 13 years, the last eight as Director, Corporate Accounting and Reporting. Prior to that, he was an Audit Associate with PricewaterhouseCoopers. Mr. Iannotti holds a BS in Accounting from Sacred Heart University, a Master of Finance from Fairfield University and is a Certified Public Accountant.

Carl E. Kraus, 62, Senior Vice President, Finance and Acting President of TerraPointe LLC—Mr. Kraus joined Rayonier in 2005, was named Senior Vice President, Finance and Chief Investment Officer of TerraPointe LLC in October 2005 and was elected to his current position in July 2007. Prior to joining Rayonier, he served as Senior Vice President, Chief Financial and Investment Officer and Treasurer of Kramont Realty Trust (a shopping center REIT) from 2002 until it was acquired in 2005 and as Chief Financial Officer for Philips International Realty Corp. (a shopping center REIT) from 1999 to 2002. Mr. Kraus graduated from Temple University and is a Certified Public Accountant.

Jack M. Kriesel, 55, Senior Vice President, Performance Fibers—Mr. Kriesel joined Rayonier in 1978, was named Vice President & General Manager, Jesup Mill in November 2001, Vice President, Marketing & Strategic Sourcing in May 2004, Vice President, Marketing & Research in November 2006, Vice President, Marketing, Research and Strategic Sourcing in November 2008 and was elected to his current position effective November 2009. Mr. Kriesel graduated from Washington State University and from the Harvard University Graduate School of Business Advanced Management Program.

Charles Margiotta, 57, Senior Vice President, Real Estate and President of TerraPointe Services Inc.—Mr. Margiotta joined Rayonier in 1976, was named Managing Director, Rayonier New Zealand in 1992, Vice President, Forest & Wood Products in 1997, Vice President, Corporate Development & Strategic Planning in 1998, Senior Vice President, Business Development and President of TerraPointe LLC in May 2005, Senior Vice President, Business Development and President TerraPointe Services Inc. in July 2007 and was elected to his current position in May 2008. Mr. Margiotta holds a B.B.A. from Pace University and graduated from the Harvard University Graduate School of Business Advanced Management Program.

Hans E. Vanden Noort, 51, Senior Vice President and Chief Financial Officer—Mr. Vanden Noort joined Rayonier as Corporate Controller in 2001, was elected Senior Vice President and Chief Accounting Officer effective August 2005 and was elected to his current position in July 2007. Prior to joining Rayonier, he held a number of senior management positions with Baker Process, a division of Baker Hughes, Inc. (manufacturer of oilfield service equipment and supplies), most recently as Vice President of Finance and Administration. Prior to

that, he was with the public accounting firm of Ernst & Young. Mr. Vanden Noort holds a B.B.A. in accounting from the University of Cincinnati, an M.B.A. from the University of Michigan and is a Certified Public Accountant.

ITEM 2—PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES

The Board of Directors believes that it is in the Company’s best interest to amend its Amended and Restated Articles of Incorporation to increase the number of Common Shares that the Company is authorized to issue from 120 million to 240 million shares. Approximately 80 million of the Company’s authorized Common Shares are now outstanding, and an additional 25 million shares are reserved for issuance in connection with the 2007 and 2009 exchangeable note offerings and the Company’s stock-based compensation plans. Since the last increase in authorized Common Shares was approved by the shareholders in 2004, we also declared a three-for-two stock split in October 2005. As a result, 103,923,475 Common Shares were outstanding or reserved for issuance as of March 1, 2010.

While we do not have any current agreements or understandings to issue Common Shares or equity-based incentive awards that in the aggregate would exceed the number of shares currently available, the Company is constrained in its ability to issue Common Shares going forward. For example, absent an increase in authorized Common Shares, the Company will be unable to effect a meaningful stock split or to pay a stock dividend, without the time and expense of a special shareholders’ meeting. More problematic, however, is the limitation on the Company’s ability to issue Common Shares in connection with acquisitions. A major benefit of our REIT status is our ability to more competitively pursue timberland acquisitions, particularly by using Common Shares as all or part of the consideration for such acquisitions. Alternatively, we may wish to finance future acquisitions through equity offerings to raise capital. In either case, the number of authorized Common Shares will have to be increased to allow for such transactions. Of course, the Board would approve the terms of any future issuance of Common Shares.

Under current New York Stock Exchange rules, if this proposal is approved, authorized Common Shares may be issued in a transaction (or series of transactions) without further shareholder action up to an amount equal to 20 percent of the then-outstanding Common Shares, unless such approval is otherwise required by applicable law or regulatory authorities, and subject to certain exceptions. The issuance of Common Shares (other than on a pro-rata basis to all shareholders) would, of course, reduce the proportionate interest in the Company of each shareholder. This could be used to dilute the stock ownership of one or more shareholders seeking to obtain control of the Company and make more difficult or discourage such an attempt to acquire control. However, we have not proposed an increase in the authorized number of Common Shares with the intention of using the additional shares for anti-takeover purposes. We are not proposing any increase in the 15 million Preferred Shares currently authorized.

On February 23, 2010, the Board of Directors, on recommendation of its Finance Committee, unanimously approved resolutions authorizing this proposal for submission to a vote of the shareholders and recommending that shareholders approve the proposal. If this proposal is approved, the first sentence of Article II of the Company’s Amended and Restated Articles of Incorporation will be amended to read as follows:

“The Corporation shall have authority to issue 255,000,000 shares, of which 240,000,000 shall be Common Shares, and of which 15,000,000 shares shall be Preferred Shares, with the following powers, preferences and rights, and qualifications, limitations and restrictions:”

If approved by the shareholders, the increase in authorized Common Shares will become effective upon filing of Articles of Amendment with the Secretary of State of the State of North Carolina.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL

TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.

ITEM 3—PROPOSAL TO APPROVE AMENDMENTS TO THE

RAYONIER INCENTIVE STOCK PLAN

On February 23, 2010, the Board of Directors approved an amendment to the Rayonier Incentive Stock Plan (the “Plan”) for consideration and approval by the shareholders. The Plan amendments include: (i) an increase in the number of shares available for award under the Plan; (ii) addition of a fungible plan design whereby “full-value” awards (performance share, restricted stock and restricted stock units) count as 2.27 shares and stock options count as 1 share against the total shares available; and (iii) incorporating the definition of a “change-in-control” into the Plan, which previously referenced the definition in the Company’s retirement plan. The Board of Directors and the Compensation Committee believe these amendments, as more fully described below, are in the best interests of the Company and its shareholders and will enable us to continue to offer our employees and our non-employee directors competitive and efficient equity incentive compensation, and to focus them on providing superior returns to our shareholders. If approved by shareholders, the amendments to the Plan will take effect as of January 1, 2011.

If approved by shareholders, the total number of shares that may be awarded under the Plan will be increased by 2,200,000 shares, from the 1,944,339 shares remaining available under the Plan as of March 10, 2010, to 4,144,339 shares. The available shares exclude shares that have previously been reserved for issuance as awards under outstanding programs under the Plan.

Under the current Plan, the number of shares available for full-value awards is capped at 1.4 million shares, of which 436,950 shares currently remain available for issuance. The adoption of a fungible plan design would remove this cap, permitting greater flexibility to the Committee in utilizing shares for awards under the Plan.

As discussed below, the proposed amendments would add a definition of “change in control” to the Plan. The proposed definition is identical to the provision in the Company’s retirement plan that currently applies, except that a shareholder vote approving a merger would no longer constitute a change in control. Under the new definition proposed, the merger must be consummated for a change in control to take place under the Plan.

The Plan includes provisions to meet the requirements for deductibility of executive compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, so as to qualify awards of performance shares as “performance-based compensation” in respect of the executives whose compensation is required to be reported in the Company’s Proxy Statement. In connection with the approval of the amendments, shareholders also are being asked to approve the material terms of performance based compensation components of the Plan in accordance with the shareholder voting requirements of Section 162(m).

The following is a brief description of the Plan incorporating the proposed amendments. The full text of the Plan, including the proposed amendments, is attached as Appendix A and the following description is qualified in its entirety by reference to Appendix A.

Administration of the Plan

The selection of key employees who may participate in the Plan, and the terms and conditions of each award, are determined by the Compensation Committee, with the exception of awards to the Chief Executive Officer, which require Board approval. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m). The Compensation Committee has full power, discretion and authority to interpret, construe and administer the Plan, and all decisions, determinations or actions of the Compensation Committee pursuant to the Plan will be final and binding on all persons for all purposes. The Compensation Committee may delegate its powers as it deems appropriate, but may not delegate responsibility to make awards to executive officers, make awards intended to qualify as performance-based compensation for purposes of Section 162(m) or certify the satisfaction of performance objectives for purposes of Section 162(m). The Board itself serves to administer and interpret the Plan with respect to awards made to non-employee directors.

Eligibility

All non-employee directors and salaried employees of the Company and its subsidiaries are eligible to receive awards under the Plan. We currently have 9 non-employee Directors and approximately 680 salaried employees.

Types of Awards

The Plan permits the grant of:

•	non-qualified and incentive stock options

•	stock appreciation rights granted in tandem with stock options

•	restricted stock

•	performance shares and restricted stock units

•	limited stock appreciation rights

Non-employee directors are eligible only for stock options and restricted stock awards.

Shares Covered by the Plan; Limit on Awards

The Plan permits the granting of awards covering 4,144,339 common shares (excluding shares that have been previously reserved for issuance as awards for outstanding programs under the Plan). The Common Shares issued under the Plan may be either authorized but unissued Common Shares or Common Shares purchased on the open market. As of March 10, 2010, there were approximately 79.9 million Common Shares outstanding, and the closing price per Common Share on March 10, 2010 was $43.62.

Any shares that are reserved for options or performance shares that lapse, expire or are forfeited may be available for subsequent awards to persons other than directors or executive officers of Rayonier. No more than 1,000,000 shares of stock may be cumulatively available for awards of incentive stock options. The number of shares available for issuance under the Plan shall be reduced by 1 share for each option or right granted and by 2.27 shares for each performance share, restricted share or restricted stock unit granted. No single employee may receive options, performance shares, restricted stock or rights in any calendar year for more than four percent (4%) of the total number of shares authorized under the Plan.

Stock Options and Rights

Options granted under the Plan may be either non-qualified stock options or incentive stock options qualifying for special tax treatment under Section 422 of the Internal Revenue Code. The exercise price of any stock option may not be less than the fair market value of the Common Shares on the date of grant. The exercise price is payable in cash, Common Shares previously owned by the optionee or a combination of cash and Common Shares previously owned by the optionee. Both non-qualified stock options and incentive stock options will generally expire on the tenth anniversary of the date of grant.

Stock appreciation rights may be granted in tandem with stock options to executive officers and employee directors of the Company. The optionee may elect to exercise a stock appreciation right in lieu of an option. The exercise of a right will entitle the holder to receive cash or Common Shares (or a combination of cash and Common Shares) having a value equal to the excess of the fair market value of the Common Shares on the date of exercise over the exercise price of the option.

The stock option awards made to the named executive officers are set forth in the Outstanding Equity Awards at Fiscal Year End Table at page 33.

Tax Consequences of Options

Non-Qualified Stock Options.    On the exercise of a non-qualified stock option, the optionee will recognize ordinary income for federal income tax purposes on the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option. The optionee will be taxed on this amount in the year of exercise, and the Company will generally be allowed a deduction in this amount for federal income tax purposes in the same year. When the optionee disposes of shares acquired on the exercise of a non-qualified stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as either a long- or short-term capital gain to the optionee, depending on the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as either a long- or short-term capital loss, depending on the holding period of the shares.

Incentive Stock Options.    On the exercise of an incentive stock option, no ordinary income will be recognized by the optionee. If the optionee holds the shares for over one year after the date of exercise and two years from the date of grant, then on the sale of the shares (i) the excess of the sale proceeds over the aggregate exercise price of the option will be long-term capital gain to the optionee, and (ii) the Company will not be entitled to a tax deduction under such circumstances. Generally if the optionee sells or otherwise disposes of the shares within one year after the date of exercise, the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disposition. This is sometimes referred to as a “disqualifying disposition.” The Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee upon a disqualifying disposition.

Performance Shares

Performance shares are rights to receive Common Shares, as determined by the Compensation Committee, on the achievement of certain performance goals over a specified performance period.

The Compensation Committee determines the performance objectives of awards of performance shares. Performance objectives may vary for key employees and groups of key employees and are based on the performance goals that the Compensation Committee deems appropriate. The performance period and goals will be determined by the Compensation Committee prior to or reasonably promptly after the commencement of any performance period, but no later than the earlier of (i) ninety days after the commencement of the performance period or (ii) the day prior to the date on which 25 percent of the performance period has elapsed.

Performance goals may be expressed in terms of the following business criteria:

•	net income

•	earnings per share

•	operating income

•	operating cash flow

•	cash available for distribution

•	earnings before income taxes and depreciation

•	earnings before interest, taxes, depreciation and amortization

•	increases in operating margins

•	reductions in operating expenses

•	earnings on sales growth

•	total stockholder return

•	return on equity

•	return on total capital

•	return on invested capital

•	return on assets

•	economic value added

•	cost reductions and savings

•	increase in surplus

•	productivity improvements

A performance goal may also be based on an executive’s attainment of personal objectives with respect to the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long-term business goals. Performance goals may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units.

Following the completion of each performance period, the Compensation Committee will certify in writing as to whether the performance goals and other material terms of the performance award have been achieved or met. Unless the Compensation Committee determines otherwise, performance awards will not be settled until the Compensation Committee has made this certification.

The Compensation Committee may reduce or eliminate performance awards for any employee for any reason at any time. To the extent necessary to preserve the intended economic effects of the Plan, the Compensation Committee may also adjust the performance objectives or awards to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, (iii) a partial or complete liquidation of the Company or a subsidiary or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no such adjustment may be made if it would cause the awards to fail to qualify as performance-based compensation.

The Compensation Committee may structure the performance share awards as restricted stock units or any substantially similar instrument evidencing the right to receive a share of stock at some future date upon the lapse of the applicable restrictions established by the Compensation Committee or upon the satisfaction of any applicable performance goals established by the Compensation Committee under the Plan.

Amendment and Termination of the Plan

The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to qualify payments under the Plan as deductible performance-based compensation under Section 162(m). No amendment may, without approval of a majority of the Company’s shareholders:

•	alter the group of persons eligible to participate in the Plan;

•

increase the number of Common Shares available for awards (except for adjustments made on a recapitalization, reclassification, split-up or consolidation of the Common Shares or a stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets); or

•

decrease the exercise price of an outstanding option or stock appreciation right after the date of grant or permit the surrender of any outstanding option or stock appreciation right at a time when its exercise price exceeds the fair market value of the underlying Common Shares, in exchange for another award, cash or other property or the grant of a new option or stock appreciation right with a lower price than the option or stock appreciation right being surrendered (except for adjustments made on a recapitalization, reclassification, split-up or consolidation of the Common Shares or a stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets).

Special Rights Provided in the Event of a Change in Control

The Plan provides for certain special rights upon the occurrence of a “Change in Control,” as defined in the Plan and as the same may be thereafter amended from time to time prior to the occurrence of a Change in Control. A Change in Control as defined in the Plan includes (i) certain acquisitions of 20 percent or more of the Company’s voting securities; (ii) the approval by Shareholders of the Company and subsequent occurrence of (a) a consolidation or merger in which the Company is not the surviving corporation or (b) the sale or other transfer of all or substantially all of the Company’s assets; or (iii) a change in the composition of the Board of Directors of the Company over any period of 24 consecutive months, so that the persons who were members of the Board at the beginning of such period or who were elected on the nomination or recommendation of such persons fail to constitute at least 70 percent of the Board at the end of such period.

Upon the occurrence of a Change in Control:

(1)	All outstanding options and related rights will become immediately exercisable in full and will remain exercisable for cash for a period of 60 calendar days beginning on the date the Change in Control occurs (but no option or right will be exercisable beyond the expiration date of its original term).

(2)	Options and rights will continue to be fully exercisable for a period of seven months following the occurrence of a Change in Control in the case of employees whose employment with the Company is terminated by the Company for other than just cause or who voluntarily terminate their employment because they believe in good faith that as a result of such Change in Control they will be unable effectively to discharge the duties of the position they occupied just prior to the occurrence of such Change in Control.

(3)

Any right or portion thereof (other than a right related to an incentive stock option) may be exercised based on a “formula price” equal to the highest of: (a) the fair market value, or (b) the average composite daily selling prices of the Stock during the performance period beginning on the 30th calendar day prior to the date on which the Right is exercised and ending on the date such Right is exercised, or (c) the highest gross price paid for the Common Shares during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission; or (d) the highest gross price paid or to be paid for a Common Share (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in the definition of “Change in Control.”; provided that, if any of these alternative calculations is not a permitted calculation of “fair market value” under Treasury Regulation Section 1.409A-1(b)(5)(iv) in the circumstances, it shall not be included.

(4)

Limited stock appreciation rights will be automatically granted as to any option with respect to which rights are not then outstanding. The limited stock appreciation rights will entitle the holder to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess of the formula price described above over the exercise price for the related option. Limited stock appreciation rights granted with respect to incentive stock options will entitle the holder to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess of the fair market value of the Common Shares at the time of exercise over the exercise price of the related incentive stock option. Each limited stock appreciation right will be exercisable only during the period beginning on the first business day following the Change in Control and ending on the 60th calendar day following such date and will be exercisable only to the same extent that the related option is exercisable. Upon the exercise of a limited stock appreciation right, the related option, or portion thereof, will be deemed surrendered and no longer exercisable.

(5)	The restrictions applicable to shares of restricted stock will lapse upon the occurrence of a Change in Control. Employees holding restricted stock on the date of a Change in Control may, within the next succeeding 60 days, tender such restricted stock to Rayonier in exchange for cash in the amount of the formula price described above.

(6)	If a Change in Control occurs during the course of a performance period applicable to an award of performance shares, then the employee will be deemed to have satisfied the performance objectives and settlement of the performance shares will be based on the “formula price” described above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE AMENDMENTS TO THE RAYONIER INCENTIVE STOCK PLAN.

ITEM 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 22, 2010, the Audit Committee of the Board of Directors appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010. Although the submission of the appointment for ratification by the shareholders is not legally required, the Board believes that such submission is consistent with best practices and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not ratify the selection of Deloitte & Touche, the Audit Committee will reconsider the selection of the independent registered public accounting firm for the Company for 2010.

Representatives of Deloitte & Touche will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR“ THE

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

REPORT OF THE AUDIT COMMITTEE

Management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States of America as well as to audit the Company’s internal control over financial reporting.

The Audit Committee’s role is to assist the Board of Directors in oversight of the Company’s financial reporting process including annual audits and quarterly reviews of its financial statement filings, and audits of internal control over financial reporting. The Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Committee is currently composed of five directors, all of whom have been determined by the Board of Directors to be “independent” and “financially literate” as defined under applicable securities laws and rules of the New York Stock Exchange, and operates under a written charter adopted by the Board of Directors. The Committee held ten meetings during 2009.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the three years ended December 31, 2009 with management and with Deloitte & Touche, the Company’s independent registered public accounting firm for 2009. In addition, the Committee has held discussions with Deloitte & Touche covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Committee has also received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB for independent auditor communications with audit committees concerning independence, and has held discussions with Deloitte & Touche regarding their independence.

The Audit Committee discussed with the Company’s chief internal audit executive, and with Deloitte & Touche representatives, the overall scope and plans for their respective audits, and met with each of them to discuss the results of their examinations, their evaluations of the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures, and the overall quality of the Company’s financial reporting. Separate private meetings without management present were also held with the Company’s chief internal audit executive and with representatives of Deloitte & Touche at five meetings of the Committee in 2009. The Committee also held five regularly scheduled private meetings with the Company Ombudsman. The Ombudsman is responsible for handling concerns and inquiries regarding compliance matters, including any submissions regarding the Company’s accounting, internal controls and auditing, as required by the Sarbanes-Oxley Act of 2002.

In reliance on the Audit Committee’s reviews and discussions with management, and the independent registered public accounting firm as discussed above, the Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

This report is furnished by the members of the Audit Committee.

James H. Hance, Jr., Chair	V. Larkin Martin
C. David Brown, II	David W. Oskin
John E. Bush

Audit Committee Financial Expert

The Board has evaluated whether at least one Audit Committee member meets the qualifications for an “audit committee financial expert” as defined by the Securities and Exchange Commission. Based on such evaluation, James H. Hance, Jr. qualifies as an audit committee financial expert and is independent of management.

Information Regarding Independent Registered Public Accounting Firm

Deloitte & Touche has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee, at its discretion, may change the appointment of the independent registered public accounting firm at any point if it determines that such a change is in the best interest of the Company and its shareholders.

Deloitte & Touche billed the Company the following fees for services performed in fiscal 2009 and 2008:

	2009	2008
Audit fees	$1,425,749	$1,200,865
Audit-related fees	7,150	8,520
Tax fees	441,087	258,000
All other fees	—	—

	$1,873,986	$1,467,385

Audit fees include amounts for the audits of the annual financial statements and internal control over financial reporting, quarterly reviews of Forms 10-Q, statutory audits, accounting research and consents for SEC filings.

Audit-related services include services such as audits of benefit plans, internal control reviews and transaction-related fees.

Tax fees include income tax services other than those directly related to audit of the tax accrual.

The independent registered public accountants are prohibited by Company policy from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.

All fiscal 2009 services provided by the independent registered public accountant were pre-approved in accordance with the Committee’s pre-approval policies and procedures set forth on the attached Appendix B.

MISCELLANEOUS

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (without exhibits) is available on the Internet at www.proxyvote.com as set forth in the Internet Notice.

We will send a copy of our Annual Report on Form 10-K to any shareholder without charge upon written request addressed to:

Rayonier Inc.

Shareholder Relations

50 N. Laura Street

Suite 1900

Jacksonville, FL 32202, USA

(904) 357-9100

Delivery Of Materials To Shareholders Sharing An Address

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Internet Notice or, if paper copies are requested, only one Proxy Statement, Annual Report and Form 10-K are delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. If a shareholder sharing an address wishes to receive a separate Internet Notice or copy of the proxy materials, he or she may so request by contacting Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be promptly provided following receipt of a shareholder’s request, and such shareholder will receive separate materials in the future. Any shareholder currently sharing an address with another shareholder but nonetheless receiving separate copies of the materials may request delivery of a single copy in the future by contacting Broadridge Householding Department at the number or address shown above.

BY ORDER OF THE BOARD OF DIRECTORS

W. EDWIN FRAZIER, III Senior Vice President, Chief Administrative Officer and Corporate Secretary

Appendix A

RAYONIER INCENTIVE STOCK PLAN

1.	Purpose

The purpose of the Rayonier Incentive Stock Plan is to attract and retain highly qualified employees and directors and to motivate and reward performance that will lead to sustained increases in shareholder value. The Plan furthers opportunities for share ownership by our employees in order to increase their proprietary interest in Rayonier and, as a result, their interest in our long-term success and their commitment to creating shareholder value.

2.	Definitions

When used herein, the following terms shall have the indicated meaning:

“Act” means the Securities Exchange Act of 1934.

“Award” means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares, Restricted Stock or any combination of the foregoing.

“Award Agreement” means the written agreement or document, including electronic communication, evidencing each Award granted to a Key Employee under the Plan.

“Beneficiary” means the estate of a Key Employee or such other beneficiary or beneficiaries lawfully designated pursuant to Section 10 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in Section 9(g).

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

“Committee” means the Compensation and Management Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

“Company” means Rayonier Inc. and its successors and assigns.

“Effective Date” has the meaning set forth in Section 17.

“Fair Market Value”, unless otherwise indicated in the provisions of this Plan, means, as of any date, the closing price for one share of Stock on the New York Stock Exchange for the most recently completed trading day or, if no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Incentive Stock Option” means a stock option qualified under Section 422 of the Code.

“Key Employee” means an employee (including any officer or director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries. References to the term “Key Employees” shall be read to include “Non-employee Directors” in the application of Sections 3, 5, 7, 8, and 9 through 16 of the Plan as the context may require in relationship to Awards to Non-employee Directors hereunder. Except as otherwise may be determined by the Board, a Non-employee Director’s ceasing to be a director of the Company shall be treated in the same manner as a voluntary termination of employment by a Key Employee on such date.

“Limited Stock Appreciation Right” means a stock appreciation right that shall become exercisable automatically upon the occurrence of a Change in Control as described in Section 9 of the Plan.

“Non-employee Director” means a member of the Board who is not otherwise an employee of the Company.

“Option” means an Incentive Stock Option or a non-qualified stock option awarded under Section 5 of the Plan.

“Original Plans” means the 2004 Rayonier Incentive Stock and Management Bonus Plan, as subsequently amended and restated effective for Awards made on and after January 1, 2009, and before the Effective Date of the amendments reflected in this Plan for Awards made on and after the Effective Date.

“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company or any corporation that at the time such Option is granted qualifies as a “subsidiary” of the Company under Section 425(f) of the Code.

“Performance Goals” means or may be expressed in terms of any, but not limited to, of the following business criteria: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) cash available for distribution, (vi) earnings before income taxes and depreciation, (vii) earnings before interest, taxes, depreciation and amortization, (viii) operating margins (ix) reductions in operating expenses, (x) sales or return on sales, (xi) total stockholder return (xii) return on equity, (xiii) return on total capital, (xiv) return on invested capital, (xv) return on assets, (xvi) economic value added, (xvii) cost reductions and savings, (xviii) increase in surplus, (xix) productivity improvements, and (xx) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee, the Performance Goals will be determined using GAAP consistently applied during a Performance Period by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

“Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Key Employee shall become entitled to specified rights in connection with a Performance Share. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more peer companies or an index covering multiple companies, or otherwise as the Committee may determine.

“Performance Period” means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Key Employee’s entitlement to receive payment of a Performance Share.

“Performance Share” means a performance share awarded under Section 6 of the Plan.

“Plan” means this Rayonier Incentive Stock Plan, which amends and restates the Original Plans, as the same may be further amended, administered or interpreted from time to time.

“Plan Year” means the calendar year.

“Retirement” means eligibility to receive immediate retirement benefits under a Participating Company pension plan.

“Restricted Stock” means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

“Restricted Stock Unit” has the meaning set forth in Section 6 of the Plan.

“Retirement Plan” means the Retirement Plan for Salaried Employees of Rayonier Inc., as amended effective July 18, 1997, and as the same may be thereafter amended from time to time prior to the occurrence of a Change in Control.

“Right” means a stock appreciation right awarded in connection with an option under Section 5 of the Plan.

“Share Limit” has the meaning set forth in Section 3.

“Shareholder Approval” shall mean approval of holders of a majority of the shares of Stock represented and voting in person or by proxy at an annual or special meeting of shareholders of the Company where a quorum is present.

“Stock” means the common shares of the Company.

“Total Disability” means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

“Voting Securities” means any securities of the Company that vote generally in the election of directors.

3.	Shares Subject to the Plan

(a) From and after the Effective Date, the total number of shares of Stock that may be issued pursuant to Awards under the Plan shall not exceed 4,145,365, together with any shares of Stock reserved for issuance as Awards under Original Plans programs outstanding on the Effective Date. The shares of Stock may be authorized, but unissued, or reacquired shares of Stock. Subject to Section 3(b), the number of shares available for issuance under the Plan shall be reduced by: (i) 1 share for each share of stock issued pursuant to an Option or a Right granted under Section 5, and (ii) 2.27 shares for each share of Stock issued pursuant to a [Performance Share], or Restricted Stock Award or Restricted Stock Units granted under Section 6 and Section 7, respectively. Shares may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A.08, and such issuance shall not reduce the number of shares available for issuance under the Plan. No more than 1,000,000 shares of Stock may be cumulatively available for Awards of Incentive Stock Options under the Plan. [For any Plan Year, no individual employee may receive an Award of Options, Performance Shares, Restricted Stock or Rights for more than four percent (4%) of the total number of shares authorized under the Plan (with respect to any Key Employee, his or her “Share Limit”). The number of shares available in each category hereunder shall be subject to adjustment as provided in Section 13 in connection with a Stock split, Stock dividend, or other extraordinary transaction affecting the Stock.

(b) Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or from shares purchased in the open market. For the purpose of computing the total number of shares of Stock available for future Awards under the Plan, shares of Stock shall be reserved for issuance under outstanding Performance Shares programs at the maximum award level and counted against the foregoing limitations. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock, are exchanged for other Awards or are released from a reserve for failure to meet the maximum payout under a program, the shares of Stock that were theretofore subject to or reserved for such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, expiration of such Awards or so released from a reserve. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as 2.27 shares against the number of shares available for issuance under the Plan pursuant to Section 3(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by 2.27 shares. Any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan will not be available for subsequent Awards. If any shares subject to a Stock

Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for issuance under the Plan.

4.	Grant of Awards and Award Agreements

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock subject to each Award, and (iv) determine the terms and conditions of each Award.

(b) The Board shall serve to administer and interpret the Plan with respect to any grants of Awards made to Non-employee Directors. Non-employee Directors shall only be eligible for Stock Options pursuant to Section 5 and/or Restricted Stock under Section 7. Non-employee Directors shall not be entitled to receive any Rights. Any such Awards, and all duties, powers and authority given to the Committee in this Plan, including those provided for in this Section 4, in Section 11 and elsewhere in the Plan, in connection with Awards to Participants shall be deemed to be given to the Board in its sole discretion in connection with Awards to Non-employee Directors. The Board may request of the Committee, its Nominating and Corporate Governance Committee or of any other Board committee comprised of independent directors, its recommendation on the level of Awards for this purpose. Except as may be specifically provided by the Board at the time of grant or in the applicable Award Agreement, the provisions of Sections 9, 14 and 15 shall not apply in respect of Awards made to Non-employee Directors.

(c) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee, including such covenants and agreements with respect to the subject matter of Sections 14 and 15 as the Committee may determine in its sole discretion.

5.	Stock Options and Rights

(a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, nonqualified stock options, or any combination thereof; (ii) authorize the granting of Rights that may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

(b) Any Option issued hereunder that is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

(c) Rights may be granted any Key Employee or director, in the discretion of the Committee.

(d) The exercise period for Options and any related Rights shall not exceed ten years from the date of grant.

(e) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.

(f) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, the period during which a Right is exercisable shall commence no earlier than six months following the date the Option or Right is granted.

(g) The Option purchase price shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee, or any combination thereof, having a total Fair Market Value equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

(h) Unless Section 9 shall provide otherwise, Rights granted to a director or officer shall terminate when such person ceases to be considered a director or officer of the Company subject to Section 16 of the Act.

(i) In case of termination of employment, the following provisions shall apply:

(A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her vested Options may be exercised in full by the person or persons to whom the Key Employee’s rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, in each such case, such heir, executor or administrator may exercise the Option within five years after the date of the Key Employee’s death or within such other period, and subject to such terms and conditions as the Committee may specify, but in all events not later than the expiration date specified in Section 5(d) above. Unless the Committee or the Award Agreement shall specify otherwise, unvested Options shall be forfeited as of the date of the Key Employee’s death.

(B) If the Key Employee’s employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee’s Retirement shall become fully exercisable upon such Retirement unless the Committee, in its sole discretion, shall otherwise determine.

(C) Except as provided in Section 9, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options shall be cancelled coincident with the effective date of the termination of employment.

(D) If the Key Employee’s employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

(j) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted.

(k) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) With respect to the exercisability and settlement of Rights:

(A) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions as the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (ii) a specified amount that shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made in cash, the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, or any combination thereof, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

(B) In the event of the exercise of such Right, the Company’s obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

6.	Performance Shares

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made, (ii) determine the Performance Period and Performance Objectives applicable to such Awards, (iii) determine the form of settlement of a Performance Share and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award.

(b) The Committee shall determine a Performance Period of not less than two nor more than five years with respect to the award of Performance Shares. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

(c) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such Performance Goals as the Committee may deem appropriate. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

(d) Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code to the extent applicable, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Share Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Share Awards shall not be settled until the Committee has made the certification specified under this Section 6(d).

(e) The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Share Award of any Key Employee for any reason, including, without limitation, changes in the position or duties of any Key Employee with the Participating Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Participating Company and the Key Employee, the Committee shall adjust Performance Objectives, the Performance Share Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of the definition of Performance Goal set forth in Section 2 of the Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Bonus Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code with respect to a particular Key Employee.

(f) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares that shall be paid to the Key Employee or member of the group of Key Employees if Performance Objectives are met in whole or in part.

(g) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to an Award of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period, which Award, in the discretion of the Committee, may be maintained without change or reduced and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable, but only to the extent consistent with the requirements of Section 162(m) of the Code to the extent applicable in respect of such Key Employee. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

(h) Each Award of a Performance Share shall be paid in whole shares of Stock, with payment to commence as soon as practicable after the end of the relevant Performance Period but no earlier than following the determination made in Section 6(d) hereof. To the extent provided at the beginning of a Performance Period and in the applicable Award Agreement, the Award may be individual dividends deemed invested in additional shares of stock. Subject to the terms of the applicable program, the Award may also be paid in shares of Stock or Restricted Stock.

(i) A Key Employee shall not be granted Performance Shares for all of the Performance Periods commencing in the same calendar year that permit the Key Employee to earn Stock covering more than the Share Limit in respect of such Key Employee. In addition, separate and apart from the limit in the previous sentence, with respect to Performance Share Awards to be settled in cash, a Key Employee shall not be granted Performance Share Awards for all of the Performance Periods commencing in a calendar year that permit the Key Employee in the aggregate to earn a cash payment in excess of the Fair Market Value of the Share Limit as of the first day of the first Performance Period commencing in such calendar year.

(j) Performance Share Awards may be structured in the form of Restricted Stock Units or any substantially similar instrument evidencing the right to receive a share of Stock at some future date upon the lapse of the applicable restrictions established by the Committee or upon the satisfaction of any applicable Performance Goals established by the Committee hereunder. To the extent provided for by the Committee, the rules of Section 7 shall apply to Restricted Stock Units.

7.	Restricted Stock

(a) Restricted Stock shall be subject to a restriction period (after which restrictions will lapse), which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

(b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.

(c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

(d) In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee’s Restricted Stock.

(e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

(f) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

(g) Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

8.	Certificates for Awards of Stock

(a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable.

(b) All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 8(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company. The rules applicable to certificates hereunder shall apply equally to noncertificated shares of Stock held pursuant to any electronic, book entry or other means or record of ownership and transfer.

(c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award of Stock, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Share shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.

9.	Change in Control

Notwithstanding any provisions in this Plan to the contrary:

(a) Each outstanding Option granted under the Plan shall become immediately exercisable in full for the aggregate number of shares covered thereby and all related Rights shall also become exercisable upon the occurrence of a Change in Control and shall continue to be exercisable in full for cash for a period of 60 calendar days beginning on the date that such Change in Control occurs and ending on the 60th calendar day following that date; provided, however, that no Option or Right shall be exercisable beyond the expiration date of its original term.

(b) Options and Rights shall not terminate and shall continue to be fully exercisable for a period of seven months following the occurrence of a Change in Control in the case of an employee who is terminated other than for just cause or who voluntarily terminates his or her employment because he or she in good faith believes that as a result of such Change in Control he or she is unable effectively to discharge the duties of the position he or she occupied just prior to the occurrence of such Change in Control. For purposes of Section 9 only, termination shall be for “just cause” only if such termination is based on fraud, misappropriation or embezzlement on the part of the employee that results in a final conviction of a felony. Under no circumstances, however, shall any Option or Right be exercised beyond the expiration date of its original term.

(c) Any Right or portion thereof may be exercised for cash within the 60-calendar-day period following the occurrence of a Change in Control with settlement, except in the case of a Right related to an Incentive Stock Option, based on the “Formula Price” that shall mean the highest of (A) the Fair Market Value, or (B) the average composite daily selling prices of the Stock during the period beginning on the 30th calendar day prior to the date on which the Right is exercised and ending on the date such Right is exercised, or (C) the highest gross price paid for the Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission or (D) the highest gross price paid or to be paid for a share of Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in the definition of “Change in Control” in subsection (g) below; provided that, if any of these alternative calculations is not a permitted calculation of “fair market value” under Treasury Regulation Section 1.409A-1(b)(5)(iv) in the circumstances, it shall not be included.

(d) Upon the occurrence of a Change in Control, Limited Stock Appreciation Rights shall automatically be granted as to any Option with respect to which Rights are not then outstanding; provided, however, that Limited Stock Appreciation Rights shall be provided at the time of grant of any Incentive Stock Option subject to exercisability upon the occurrence of a Change in Control. Limited Stock Appreciation Rights shall entitle the holder thereof, upon exercise of such rights and surrender of the related Option or any portion thereof, to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess, if any, of the Formula Price as that term is defined in Section 9 over the exercise price of the Stock as provided in such Option; provided that in the case of the exercise of any such Limited Stock Appreciation Right or portion thereof related to an Incentive Stock Option, the Fair Market Value of the Stock at the time of such exercise shall be substituted for the Formula Price. Each such Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first business day following the occurrence of such Change in Control and ending on the 60th calendar day following such date and only to the same extent the related Option is exercisable. Upon exercise of a Limited Stock Appreciation Right and surrender of the related Option, or portion thereof, such Option, to the extent surrendered, shall not thereafter be exercisable.

(e) The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 7 shall lapse upon the occurrence of a Change in Control and the Company shall issue stock certificates without a restrictive legend. Key Employees holding Restricted Stock on the date of a Change in Control may tender such Restricted Stock to the Company that shall pay the Formula Price as that term is defined in Section 9; provided, such Restricted Stock must be tendered to the Company within 60 calendar days of the Change in Control.

(f) Subject to any change or interpretation of the Committee under Section 16(f), if a Change in Control occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to Section 6, then the Key Employee shall be deemed to have satisfied the Performance Objectives and settlement of such Performance Shares shall be based on the Formula Price, as defined in this Section 9.

(g) For purposes of this Plan, “Change in Control” means the occurrence of any one or more of the following events:

(i)	subject to the conditions contained in the final paragraph of this definition, the filing of a report on Schedule 13D with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of securities representing 20 percent or more of the total voting power represented by the Company’s then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Voting Securities); or

(ii)	the purchase by any person, other than the Company or any employee benefit plan sponsored by the Company, of shares pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities, or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner, directly or indirectly, of securities representing 20 percent or more of the total voting power represented by the Company’s then outstanding Voting Securities (all as calculated under clause (i)); or

(iii)	the approval by the shareholders of the Company, and the subsequent occurrence, of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holders of Common Shares of the Company immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as immediately before), or pursuant to which Common Shares of the Company would be converted into cash, securities, or other property, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(iv)	a change in the composition of the Board of the Company at any time during any consecutive 24-month period such that “continuing directors” cease for any reason to constitute at least a 70 percent majority of the Board.

For purposes of this definition of “Change in Control,” the term “Voting Securities” means any securities of the Company that vote generally in the election of members of the Board and the term “continuing directors” means those members of the Board who either were directors at the beginning of a consecutive 24-month period or were elected during such period by or on the nomination or recommendation of at least a 70 percent majority of the then-existing Board. So long as there has not been a Change in Control within the meaning of clause (iv) above, the Board may adopt by a 70 percent majority vote of the “continuing directors” a resolution to the effect that the occurrence of an event described in clause (i) (a “Clause (i) Event”) does not constitute a “Change in Control” (an “Excluding Resolution”) or a resolution to the effect that the occurrence of a Clause (i) Event does constitute a “Change in Control” (an” Including Resolution”). The adoption of an Excluding Resolution with respect to any Clause (i) Event shall not deprive the Board of the right to adopt an Including Resolution with respect to such Clause (i) Event at a later date. A Clause (i) Event shall not in and of itself constitute a “Change in Control” until the earlier of (x) the effective date of an Including Resolution with respect thereto or (y) the passage of a period of 30 calendar days after the occurrence thereof without an Excluding Resolution having been adopted with respect thereto; notwithstanding the adoption of an Excluding Resolution within the 30-day period referred to in

(y), an Including Resolution may subsequently be adopted with respect to the relevant Clause (i) Event while it continues to exist, in which event a “Change in Control” shall be deemed to have occurred for purposes of this definition upon the effective date of such Including Resolution. The provisions of this paragraph of the definition of “Change in Control” relate only to situations where a Clause (i) Event has occurred and no Change in Control within the meaning of clause (ii), (iii), or (iv) of the preceding paragraph has occurred, and nothing in this paragraph shall derogate from the principle that the occurrence of an event described in clause (ii), (iii), or (iv) of the preceding paragraph shall be deemed an immediate Change in Control regardless of whether or not a Clause (i) Event has occurred and an Excluding Resolution or Including Resolution become effective.

10.	Beneficiary

The Beneficiary of a Key Employee shall be the Key Employee’s estate, which shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may file with the Company a written designation of one or more persons as a Beneficiary in lieu of his or her estate, who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death, subject to the enforceability of the designation under applicable law at that time. A Key Employee may from time-to-time revoke or change his or her Beneficiary designation, with or without the consent of any prior Beneficiary as required by applicable law, by filing a new designation with the Company. Subject to the foregoing, the last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee’s death, and in no event shall it be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

11.	Administration of the Plan

(a) Each member of the Committee shall be both a member of the Board, a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under the Act or successor rule or regulation and an “outside director “ within the meaning of Section 162(m) of the Code.

(b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

(d) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

(e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; (ii) to make Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Objectives pursuant to Section 6(d) or in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(f) If a Change in Control has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restriction Period has not lapsed.

12.	Amendment, Extension or Termination

The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without approval by a majority of the Company’s stockholders, (a) alter the group of persons eligible to participate in the Plan, (b) except as provided in Section 13 increase the maximum number of shares of Stock that are available for Awards under the Plan, or (c) except for adjustments pursuant to Section 13 or as otherwise provided for in the Plan, decrease the Option price for any outstanding Option or Right after the date the Option or Right is granted, or cancel or accept the surrender of any outstanding Option or Right at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another Award, cash or other property or the grant of a new Option or Right with a lower price than the Option or Right being surrendered. If a Change in Control has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.

13.	Adjustments in Event of Change in Common Stock

In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock or stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Committee may make such adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option, as the Committee deems equitable. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility for such Awards under Section 162(m) of the Code.

14.	Forfeiture of Gains on Exercise

Except following a Change in Control, if the Key Employee terminates employment in breach of any covenants and conditions subsequent set forth in Section 15 and becomes employed by a competitor of the Company within one year after the date of exercise of any Option or the receipt of any Award, the Key Employee shall pay to the Company an amount equal to any gain from the exercise of the Option or the value of the Award other than Options, in each case measured by the amount reported as taxable compensation to the Key Employee by the Company for federal income tax purposes and in the case of Options that are incentive stock options, in an amount equal to the amount that would have been reported as taxable income were such Options not incentive stock options, and in each case without regard to any subsequent fluctuation in the market price of the shares of common stock of the Company. Any such amount due hereunder shall be paid by the Key Employee within thirty days of becoming employed by a competitor. By accepting an Option or other Award hereunder, the Key Employee is authorizing the Company to withhold, to the extent permitted by law, the amount owed to the Company hereunder from any amounts that the Company may owe to the Key Employee in any capacity whatsoever.

15.	Conditions Subsequent

Except after a Change in Control, the exercise of any Option or Right and the receipt of any Award shall be subject to the satisfaction of the following conditions subsequent: (i) that Key Employee refrain from engaging in any activity that in the opinion of the Committee is competitive with any activity of the Company or any Subsidiary, excluding any activity undertaken upon the written approval or request of the Company, (ii) that Key Employee refrain from otherwise acting in a manner inimical or in any way contrary to the best interests of the

Company, and (iii) that the Key Employee furnish the Company such information with respect to the satisfaction of the foregoing conditions subsequent as the Committee shall reasonably request. In addition, except as may otherwise be excused by action of the Committee, the Key Employee by the exercise of the Option or the receipt of the Award agrees to remain in the employ of the Company, unless earlier terminated by the Company or by the Key Employee by reason of his or her death, disability or retirement.

16.	Miscellaneous

(a) Except as provided in Section 9, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.

(b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

(c) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

(d) The terms of the Plan shall be binding upon the Company and its successors and assigns.

(e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(f) To the extent Awards issued under the Plan are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year, the Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan.

17.	Effective Date, Term of Plan and Shareholder Approval

This Plan, which amends and restates the Original Plans, shall become effective for Awards made on and after the later of Shareholder Approval or January 1, 2011 (the “Effective Date”). The Plan will continue in effect for existing Awards as long as any such Award is outstanding. Unless the Company determines otherwise, Section 6 of the Plan and the definition of “Performance Goal” shall be submitted to the Company’s stockholders for Shareholder Approval at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), or at such other time as may be required by Section 162(m) of the Code, and in accordance with the requirements thereof.

APPENDIX B

RAYONIER AUDIT COMMITTEE

POLICIES AND PROCEDURES

Pre-approval of Services Provided by the Independent Registered Public Accountant

To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures

1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.

2.	The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.

3.	When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chairman of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.

4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chairman:

a.	Required audits of wholly-owned subsidiaries of the Company,

b.	Consent letters,

c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies,

d.	Annual audits of the Company’s defined benefit and savings plans,

e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws, and

f.	Subscription services for technical accounting resources and updates.

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.

Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.

Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chairman or the Committee prior to engaging the independent auditor.

B-1

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RAYONIER INC.	Electronic Delivery of Future PROXY MATERIALS
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VOTE BY MAIL
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

1.	Election of Directors

	Nominees	For	Against	Abstain

1	C. David Brown, II	☐	☐	☐

2	John E. Bush	☐	☐	☐

3	Lee M. Thomas	☐	☐	☐

4	Paul G. Kirk, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase authorized common shares	☐	☐	☐

3	Approval of certain amendments to the Rayonier Incentive Stock Plan	☐	☐	☐

4	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR all nominees and FOR Proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

RAYONIER INC.
PROXY/VOTING INSTRUCTION CARD
This proxy is solicited on behalf of the Board of Directors of Rayonier Inc. for the Annual Meeting on May 20, 2010

By signing this card, I (we) hereby (i) authorize LEE M. THOMAS, W. EDWIN FRAZIER, III, and MICHAEL R. HERMAN, or any of them, each with full power to appoint his substitute, to vote as Proxy for me (us), and (ii) direct State Street Bank & Trust, Trustee under the Rayonier Investment and Savings Plan for Salaried Employees, the Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations, the Rayonier-Jesup Mill Savings Plan for Hourly Employees and the Rayonier Inc.-Fernandina Mill Savings Plan for Hourly Employees, to vote in person or by proxy all shares of Common Stock of Rayonier Inc. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which come before the Annual Meeting of Shareholders of Rayonier to be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 20, 2010 at 4:00 p.m., or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment thereof.

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(Continued, and to be signed and dated, on reverse side.)